UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 9, 2009

ZST DIGITAL NETWORKS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-52934	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 28, Huzhu Road
Zhongyuan District, Zhengzhou, People’s Republic of China

 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-67716850

SRKP 18, Inc.
4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “8-K/A”) amends and restates in its entirety the Current Report on Form 8-K for ZST Digital Networks, Inc. (the “Company”) dated January 9, 2009 and filed with the Securities and Exchange Commission on January 15, 2009 (the “Original 8-K”) to amend the description of the private placement of shares of the Company’s Series A Convertible Preferred Stock described in Items 1.01, 2.01, 2.02, 3.02 and 5.01, to update the Original 8-K with current information about the Company, and to include financial statements and pro forma information for the year ended December 31, 2008.

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.01, below, regarding the discussion of the Share Exchange Agreement dated December 11, 2008, as amended on January 9, 2009 (the “Exchange Agreement”), as reported in the Current Report on Form 8-K filed with the Securities Exchange Commission on December 12, 2008.  A copy of the Exchange Agreement is attached hereto as Exhibit 2.2.

See Item 2.01, below, regarding the discussion of the subscription agreements relating to the private placement of shares of our Series A Convertible Preferred Stock, a form of which is attached hereto as Exhibit 10.1.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

OVERVIEW

As used in this report, unless otherwise indicated, the terms “we”, “our”, “Company” and “ZST” refer to ZST Digital Networks, Inc., a Delaware corporation, formerly known as SRKP 18, Inc. (“SRKP 18”), World Orient Universal Limited, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company (“World Orient”), Global Asia Universal Limited, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of World Orient (“Global Asia”), Everfair Technologies, Ltd., a company organized under the laws of Hong Kong and a wholly-owned subsidiary of Global Asia (“Everfair”) and Zhengzhou Shenyang Technology Company Limited, a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Everfair (“Zhengzhou ZST”).  “China” or “PRC” refers to the People’s Republic of China.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

The corporate structure of the Company is illustrated as follows:

The Company was incorporated in the State of Delaware on December 7, 2006 and was originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On January 9, 2009, the Company (i) closed a share exchange transaction (described below) pursuant to which the Company became the 100% parent of World Orient, (ii) assumed the operations of World Orient and its subsidiaries, including Zhengzhou ZST, and (iii) changed its name from SRKP 18, Inc. to ZST Digital Networks, Inc.  Zhengzhou ZST was founded in May 1996 in Zhengzhou, China.  Everfair is primarily a holding company and was founded in November 2007 in Hong Kong.  Global Asia and World Orient are primarily holding companies and were founded in August 2008 in the British Virgin Islands.

We are principally engaged in supplying digital and optical network equipment to cable system operators in the Henan Province of China.  The Company has developed a line of internet protocol television (“IPTV”) set-top boxes that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks covering more than 90 municipal districts, counties, townships, and enterprises.  The Company’s services and products have been recognized with various certifications, including “integrated computer information system qualification class III” issued by the Ministry of Industry Information, “communication user cable construction enterprise qualification” issued by the Henan Province Administration of Communication, “Henan Province Security Technology Prevention Engineering Qualification Class III”, a certificate of “ISO9001:2000 Quality System Authentication”, and “Double High” certification, high-tech product and high-tech enterprise issued by the Henan Province government.

At present, the Company’s main clients are broadcasting TV bureaus and cable network operators serving various cities and counties.  The Company has over 30 main customers, including the broadcasting TV bureaus and cable network operators of the cities of Nanyang, Mengzhou, Xuchang, Pingdingshan, Kaifeng, Zhoukou and Gongyi, and the counties of Yuanyang, Luoning, Neihuang, Yinyang, Xixia, Kaifeng, Nanzhao, and Gushi.

In the near future, the Company plans to joint venture with cable network operators to provide bundled television programming, Internet and telephone services to residential customers in cities and counties located in the Henan Province of China.

The Company’s corporate offices are located at Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, People’s Republic of China.

PRINCIPAL TERMS OF THE SHARE EXCHANGE

On December 11, 2008, the Company entered into a share exchange agreement, as amended on January 9, 2009 (the “Exchange Agreement”), with World Orient and the shareholders of World Orient.  Pursuant to the Exchange Agreement, the Company agreed to issue an aggregate of 1,985,000 shares of its common stock to the shareholders of World Orient and/or their designees in exchange for all of the issued and outstanding shares of World Orient (the “Share Exchange”).  The Share Exchange closed on January 9, 2009.  The Company issued no fractional shares in connection with the Share Exchange.

Immediately after the closing of the Share Exchange but prior to the Private Placement (described below), the Company had outstanding 9,081,390 shares of common stock, no shares of preferred stock, no options, and warrants to purchase 7,096,390 shares of common stock at an exercise price of $0.0001 per share.

Pursuant to the terms of the Share Exchange, the Company agreed to register a total of 2,940,000 shares of common stock and 420,000 shares of common stock issuable upon the exercise of outstanding warrants held by stockholders of the Company immediately prior to the Share Exchange.  Of the shares, 600,055 shares of common stock and 85,723 shares of common stock underlying the warrants would be covered by the registration statement filed in connection with the Private Placement and 2,339,945 shares of common stock and 334,277 shares of common stock underlying the warrants will be included in a subsequent registration statement filed by us within 10 days after the end of the 6-month period that immediately follows the date on which the Company files the registration statement to register the shares issued in the Private Placement. Also in connection with the Share Exchange, we paid $350,000 to WestPark Capital, Inc., the placement agent for the Private Placement (“WestPark”), and $125,000 to a third party unaffiliated with the Company, SRKP 18 or WestPark.

Immediately after the closing of the Share Exchange, on January 9, 2009, the Company changed its corporate name from “SRKP 18, Inc.” to “ZST Digital Networks, Inc.” Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  The Company intends to apply for the listing of its common stock on the NYSE Amex.  The transactions contemplated by the Exchange Agreement were intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

The execution of the Exchange Agreement was reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008 and a copy of the Exchange Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K.

THE PURCHASE RIGHT AND SHARE AND WARRANT CANCELLATION

On January 14, 2009, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting  (the “ZST Management”), purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”).  Each of the shareholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right (the “Share and Warrant Cancellation”).  Pursuant to the Share and Warrant Cancellation, an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock held by certain of our stockholders and warrantholders prior to the Share Exchange were cancelled.

THE PRIVATE PLACEMENT

On May 5, 2009, the Company closed a private placement transaction (the “Private Placement”).  Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 3,110,600 shares of Series A Convertible Preferred Stock at $1.60 per share.  As a result, we received gross proceeds in the amount of approximately $4.98 million.  In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark. The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of the Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.  The Company repaid the Note in full on January 23, 2009 using the proceeds from the second closing of the Private Placement.

The Company agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the Private Placement within 60 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor, a form of which is attached hereto as Exhibit 10.1.  The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until 90 days after the Company’s common stock begins to be listed or quoted on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, when one-twelfth of their shares are released from the lock up, after which their shares will automatically be released from the lock up on a monthly basis pro rata over an 11-month period.  After commissions and expenses, the Company received net proceeds of approximately $3.86 million in the Private Placement.

WestPark, the placement agent for the Private Placement, was paid a commission equal to 12% of the gross proceeds from the financing and a 4% non-accountable expense allowance. No other consideration was paid to WestPark or to SRKP 18 in connection with the Share Exchange or Private Placement.  Some of the controlling stockholders and control persons of WestPark were also, prior to the completion of the Share Exchange, controlling stockholders and control persons of the Company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant stockholder of the Company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and was Chief Financial Officer and an officer and director prior to the Share Exchange.  Each of Messrs.  Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Share Exchange.

RESTRUCTURING OF THE COMPANY

Our BVI subsidiary, World Orient, its wholly-owned BVI subsidiary, Global Asia, and Global Asia’s wholly-owned Hong Kong subsidiary, Everfair, were owned by non-PRC individuals.  Everfair obtained all the equity interests of Zhengzhou ZST further to an Equity Purchase Agreement dated October 10, 2008 (the “Equity Purchase Agreement”) by and among Everfair, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting.  The Equity Purchase Agreement received approval by the Zhengzhou Municipal Bureau of Commerce on November 10, 2008 and Zhengzhou ZST filed all required applications and received all appropriate SAFE approvals from the Henan branch of SAFE.

Upon consummation of the Share Exchange, Purchase Right, Share and Warrant Cancellation and Private Placement, we have issued and outstanding 17,455,000 shares of our common stock, 3,110,600 shares of Series A Convertible Preferred Stock, and warrants to purchase 420,000 shares of our common stock.  Mr. Zhong, our Chief Executive Officer and Chairman of the Board, beneficially owns approximately 59.87% of our outstanding common stock (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this report).  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Events” beginning on page 37 and “Risk Factors” beginning on page 15 below for a more complete description of the aforementioned restructuring and risks associated therewith.

BUSINESS

Overview

We are principally engaged in supplying digital and optical network equipment to cable system operators in the Henan Province of China.  The Company has developed a line of internet protocol television (“IPTV”) set-top boxes that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks covering more than 90 municipal districts, counties, townships, and enterprises.  The Company’s services and products have been recognized with various certifications, including “integrated computer information system qualification class III” issued by the Ministry of Industry Information, “communication user cable construction enterprise qualification” issued by the Henan Province Administration of Communication, “Henan Province Security Technology Prevention Engineering Qualification Class III”, a certificate of “ISO9001:2000 Quality System Authentication”, and “Double High” certification, high-tech product and high-tech enterprise issued by the Henan Province government.

At present, the Company’s main clients are broadcasting TV bureaus and cable network operators serving various cities and counties.  The Company has over 30 main customers, including the broadcasting TV bureaus and cable network operators of the cities of Nanyang, Mengzhou, Xuchang, Pingdingshan, Kaifeng, Zhoukou and Gongyi, and the counties of Yuanyang, Luoning, Neihuang, Yinyang, Xixia, Kaifeng, Nanzhao, and Gushi.

In the near future, the Company plans to joint venture with cable network operators to provide bundled television programming, Internet and telephone services to residential customers in cities and counties located in the Henan Province of China.

Corporate Information

We were incorporated in the State of Delaware on December 7, 2006. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On January 9, 2009, we closed the Share Exchange pursuant to which we (i) issued 1,985,000 shares of our common stock to acquire 100% equity ownership of World Orient, which is the 100% parent of Global Asia, which is a 100% parent of Everfair, which is a 100% parent of Zhengzhou ZST, (ii) assumed the operations of World Orient and its subsidiaries, and (iii) changed our name from SRKP 18, Inc. to ZST Digital Networks, Inc.. Our corporate offices are located at Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, China.

With respect to this discussion, the terms “we”, “our”, “ZST” and the “Company” refer to ZST Digital Networks, Inc., its wholly-owned subsidiary, World Orient, World Orient’s wholly-owned subsidiary, Global Asia, Global Asia’s wholly-owned subsidiary, Everfair, and Everfair’s wholly-owned subsidiary, Zhengzhou ZST.  Zhengzhou ZST and Everfair were founded in 1996 and 2007, respectively, and are based in Zhengzhou, China and Hong Kong, respectively.  Global Asia and World Orient were founded in August 2008 in the British Virgin Islands.

“RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

Industry

Over the past ten years, technological advancements in the electronics industry have greatly expanded the capabilities of cable TV devices and cable systems.  Cable network devices include amplifiers, optical receivers, IPTV set-top boxes and other related products.  The popularity of these devices benefits from reductions in cost, size and weight, and improvements in functionality and reliability.

China’s consumer market for cable TV devices and electronics has been growing; due in part to the country’s rapid growing electronic industry.  Economic growth in China has led to greater levels of personal disposable income and increased spending among China’s expanding middle-class consumer base.  Notwithstanding China’s economic growth, China’s economic output and consumption rates are still relatively low on a per capita basis compared to developed countries.  As China’s economy develops, we believe that disposable income and consumer spending levels will continue to become closer to that of developed countries like the United States.

China’s market share of cable TV devices and electronics is expected to increase, especially with the analog to digital conversion taking place over the next several years.  According to the Report of the State Administrative of Movie and Television, as of 2008, there were over 350 million families who own television sets and over 160 million families who subscribed to cable TV service in China with 1,050 million and 480 million viewers respectively.  This subscriber market is growing at approximately 10% to 15% CAGR.  Owing to the extensive use of cable TV and the explosive growth of internet and broadband applications in China, the market for delivery of Internet service through cable modem or set-top box appears extremely promising in China in the near future.

Henan Province has a total population of 130 million residing in 118 counties, with over 2,500 villages and more than 10,000 administrative villages.  Of the 30 counties in the Henan Province serviced by the Company, according to the Report of the State Administrative of Movie and Television, there were approximately 2.7 million cable TV subscribers in 2008 and this market is expected to increase to over six million subscribers in the next 3 to 5 years.  The Henan Department of Movies and Television Broadcasting (“HDMTB”) has approved the extension of cable networks to counties and villages, with the purpose of bringing digital TV broadcasting and broadband services to the residents of Henan Province.

China has a number of benefits in the manufacture of electronic devices, which are expected to drive this growth:

•	Low costs. China continues to have a significant low cost of labor as well as easy access to raw materials and land.

•	Proximity to electronics supply chain. Electronics manufacturing in general continues to shift to China, giving China-based manufacturers a further cost and cycle time advantage.

•	Proximity to end-markets. China has focused in recent years on building its research, development and engineering skill base in all aspects of higher end manufacturing, including electronic devices.

Competitive Strengths

Experienced management team

Our senior management team has extensive business and industry experience, including an understanding of changing market trends, consumer needs and technologies, which gives us the ability to capitalize on the opportunities resulting from these market changes.  Our Chief Executive Officer, Zhong Bo, has over 15 years of experience in the design and installation of cable television systems, which we believe has been a key factor in our ability to establish long-lasting and valuable business relationships in the cable television industry.  Other members of our senior management team also have significant experience with respect to key aspects of our operations, including research and development, product design, and sales and marketing.

Design capabilities and manufacturing oversight

We employ a rigorous and systematic approach to product design and manufacturing oversight.  We employ a senior design team with members educated by top colleges in China, with an average of 8 to 10 years of experience.  Our design team develops and tracks new concepts and ideas from a variety of sources, including direct customer feedback, trade shows, domestic research institutions and our key core suppliers.  We can rapidly modify our design function to accommodate new customer requests, designs and specifications.  We subcontract all manufacturing on a turnkey basis, with our suppliers delivering fully assembled and tested products based on our proprietary designs.  We also achieve quality control over products manufactured under our contract manufacturing arrangements by sending our technicians on site to supervise the production and testing of our products.  The use of this model allows us to focus substantially all of our resources on determining customer requirements and on the design, development and support of our products.

Well-established distribution channels

We sell our products through a well-established network of distributors and resellers which allows us to access the customer markets of the Henan Province as well as other markets in China.  We have distributors throughout Henan, and in other key provinces in China.  We attended various trade fairs for electronic products, including China Hi-tech Fair (Shenzhen), Canton Fair, Hong Kong Electronics Fair and International CES Las Vegas to promote our products.

Our Strategy

Our goal is to be a domestic leader in the development and manufacturer of cable television systems devices and related electronic products through the following strategies:

Enhance brand awareness.   We believe that continuing to strengthen our brand will be critical to increasing demand for, and achieving widespread acceptance of, our cable TV network devices and electronics.  We believe a strong brand offers a competitive advantage and so we intend to devote additional resources to strategic marketing promotion in an effort to increase brand awareness and product recognition and heighten consumer loyalty.  We aim to develop the brand “ZST” into a both domestically and internationally recognizable one.

Expand sales network and distribution channels.   We continue to seek additional penetration into existing markets as well as commencing sales in additional domestic and international markets.  We intend to expand our sales and customer service networks of agents and dealers in China and into new and international markets.  We also intend to develop relationships with a broader set of wholesalers, distributors and resellers, all in order to expand the market availability of our products.  We expect that these relationships will allow us to diversify our customer base and increase the availability and exposure of our products.

Offer comprehensive network infrastructure solutions .   Our expertise in the design and installation of cable television systems has afforded us the ability to offer customized telecommunications systems for a variety of customers.  For example, we offer a customer the ability to deliver a fully integrated video programming solution, customized set-top boxes and network design and management.  We intend to devote additional resources towards expanding this segment of our business.

Pursue strategic partnerships, joint ventures and acquisitions .   We intend to selectively pursue partnerships, joint ventures and strategic acquisition opportunities that we believe may allow us to increase our existing market share, expand into new markets, broaden our portfolio of products and intellectual property, and strengthen our relationships with our customers.  For example, we plan to joint venture with cable network operators and target selected acquisitions that will allow us the ability to provide bundled television programming, internet and telephone services to residential customers in cities and counties located in the Henan Province.

Act on the set-top box replacement cycle .   The broader adoption of high definition televisions by consumers will require more advanced compression (e.g., MPEG-4) and security technologies within set-top boxes.  This may launch a replacement cycle, particularly among direct-to-home and cable providers with substantial bases of legacy equipment, which may create additional market opportunities for us.

Products

We currently offer a range of branded cable television devices and related networking products including set-top boxes, optical receivers, optical transmitters and cable transmission amplifiers.

Set-top Boxes and Related Products

Our line of internet protocol television (“IPTV”) set-top boxes integrate Internet, multi-media, and communication technologies, provides residential customers with high definition digital multi-media service, and provides extensive freedom to choose video programs offered by the network video providers on broadband IP network.  These devices allow consumers who subscribe to television service from multi-channel video distributors to access encrypted digital video and audio content and make use of a variety of interactive applications.  These applications include an on-screen interactive program guide, pay-per-view offerings, games and shopping and parental control.

In addition to the functionality of a basic digital set-top box, these devices enable subscribers to pause, stop, reverse, fast forward, record and replay live or recorded digital television content using a built-in hard drive capable of storing up to 200 hours of content.  They also include the ability to support video-on-demand services.  Our devices also enable subscribers to access the enhanced picture quality and sound of high-definition content, in addition to the functionality of a standard-definition digital set-top box.  In addition, our line of IPTV devices can also deliver customized multi-media service functions according to user configurations, and delivers performance and additional value to customers through network and applications software upgrades.

In addition to set-top boxes we also design and develop related products such as power supplies, remote controls and other devices and accessories.

Digital Network Equipment

We offer a line of fiber-optic receivers and transmitters, cable transmission amplifiers and other network products which provide the flexibility, speed and clarity necessary in communications systems.  Our optical receivers, amplifiers and power supply products have been recognized by the Ministry of Broadcasting and TV and the Henan Municipality Bureau of Broadcasting and TV.  We have implemented stringent quality control systems covering each phase of production, from the purchase of raw materials through oversight of each step in the manufacturing process.  Quality and reliability is monitored in accordance with the requirements of ISO 9001 systems.  We have also passed stringent quality reviews and our products meet digital electronic product standards in China, the United States and Europe.

•	Optical receivers . Our optical receivers convert a fiber-optic transmission into digital RF signals that are amplified and distributed through a 750-1000MHz optical cable system.

•	Optical transmitters. We have developed a range of optical transmitters, including the 1310nm and 1550nm series products, used in the transmission of cable system front optical fiber signal.

•	Cable transmission amplifiers . Our main bus amplifier and end user amplifier products are used to improve the signal quality in cable networks.

Net revenues for each of our revenue segments as a percentage of net revenues is set forth below:

	Year Ended December 31,
	2008	2007	2006
Products
IPTVs	56%	40%	0%
Optical devices	22%	26%	28%
Cable devices	3%	6%	3%
Others	15%	28%	67%
Subtotal	96%	100%	98%
Technical Support	2%	0%	0%
Construction	2%	0%	2%
Total	100%	100%	100%

Manufacturing and Suppliers

Manufacturing

Our manufacturing operations consist of the procurement and inspection of raw materials and components, final system quality control testing and packaging.  We subcontract all manufacturing on a turnkey basis, with our suppliers delivering fully assembled and tested products based on our proprietary designs.  The use of this model allows us to focus substantially all of our resources on determining customer requirements and on the design, development and support of our products.  This model also allows us to have significantly reduced capital requirements.  The assembled products are then delivered to our facilities for final system quality control testing against product specifications and product configuration, including software installation.

We subcontract our manufacturing to a number of manufacturers.  Our manufacturers were selected based on the breadth of available technology, quality, manufacturing capacity and support for design tools that we use.  None of our products are currently manufactured by more than one supplier.  However, in the event one of our suppliers notifies us that it intends to cease manufacturing a product, we expect that we will have an adequate opportunity to order sufficient quantities of the affected products so that shipments to customers will not be adversely affected while we qualify a new manufacturer.

For the foreseeable future, we intend to continue to rely on our contract manufacturers for substantially all of our manufacturing and assembly and the substantial portion of our test requirements.  All of our contract manufacturers produce products for other companies.  We do not have long-term manufacturing agreements with any of our contract manufacturers.  Our contract manufacturers are not obligated to supply products to us for any specific period, in any specific quantity or at any specific price, except as may be provided in a particular purchase order that has been accepted by one of our contract manufacturers.

We generally place orders approximately 3 to 4 weeks in advance of expected delivery.  We work closely with our contract manufacturers to manage costs and delivery times.  However, we have only a limited ability to react to fluctuations in demand for our products, which could cause us to have an excess or a shortage of inventory of a particular product.

Suppliers

We have established long-term partnership relationships with our main raw material suppliers.  The raw materials used in our product include LCDs, ICs, flash memories, WiFi modules, GPS modules, capacitors, resistors, switches, connectors and batteries.  We purchase such materials to satisfy our customers’ requirements.  For special products and large orders, we typically quote our prices and delivery of goods ahead of time after receiving the orders.

Currently, our primary suppliers of raw materials are located in South Korea, Taiwan, United States, and China.  Three suppliers, Hangzhou Jingbao Electronic Ltd., Farway Electronics Factory and Henan Hui-ke Electronics Co., Ltd., are our largest suppliers of components for our products, each of which accounted for more than 10% of our purchases of components for our products for fiscal year ended December 31, 2008 and 2007.  We believe that the raw materials and components used in manufacturing our products are available from enough sources to be able to satisfy our needs.  Presently, our relationships with our current suppliers are generally good and we expect that our suppliers will be able to meet the anticipated demand for our products in the future.

At times, the pricing and availability of raw materials can be volatile, attributable to numerous factors beyond our control, including general economic conditions, currency exchange rates, industry cycles, production levels or a supplier’s tight supply.  To the extent that we experience cost increases we may seek to pass such cost increases on to our customers, but cannot provide any assurance that we will be able to do so successfully or that our business, results of operations and financial condition would not be adversely affected by increased volatility of the cost and availability of raw materials.

Quality Control

We consider quality control an important element of our business practices.  We have stringent quality control systems that are implemented by various Company-trained staff members to ensure quality control over the production process, from the purchase of raw materials through oversight of each stage of the manufacturing process.  Our quality control department executes the following functions:

•	testing samples of raw materials from suppliers;

•	implementing sampling systems and sample files;

•	setting internal controls and regulations for the testing of finished products; and

•	articulating the responsibilities of quality control staff.

We also achieve quality control over products manufactured under our contract manufacturing arrangements by sending our technicians on site to supervise the production and testing of our products.

Sales and Marketing

We have a broad sales network throughout China.  Our sales network spans throughout the Henan Province and in several major provincial-level and municipal cities in China.  Our distribution network includes exclusive provincial and regional distributors, resellers and brand-name counters.

We are highly dependent upon sales of our products to certain of our customers.  During our fiscal year ended December 31, 2008, two customers both accounted for approximately 10% of our net revenues.  During the fiscal year ended December 31, 2007, three customers accounted for approximately 16%, 14% and 13%, respectively, of our net revenues. During the fiscal year ended December 31, 2006, five customers accounted for approximately 24%, 24%, 19%, 13% and 10%, respectively, of our net revenues.  No other customer accounted for greater than 10% of our net revenues during these periods.  All purchases of our products by customers are made through purchase orders and we do not have long-term contracts with any of our customers.  The loss of any customers to which we sell a significant amount of our products, or from which we receive significant portion of orders, or any material adverse change in the financial condition of such customers could negatively affect our revenues and decrease our earnings.

The focus of our marketing plan is print advertising and participation in tradeshows and exhibitions.  With a targeted approach, our print advertisements appear regularly in popular consumer and industry publications and trade journals.  To better showcase our diverse products to potential customers, we regularly exhibit at leading trade shows and exhibitions.  Our dynamic, state-of-the-art trade show exhibits are developed internally to showcase our latest product offerings.

Research and Development

Companies such as us are under pressure for customers to respond more quickly with new designs and product innovations to support rapidly changing consumer tastes and regulatory requirements.  We believe that the engineering and technical expertise of our management and key personnel, together with our emphasis on continuing research and development, allows us to efficiently and timely identify and bring new, innovative products to market for our customers using the latest technologies, materials and processes.  We believe that continued research and development activities are critical to maintaining our offering of technologically-advanced products to serve a broader array of our customers.

We focus our product design efforts on both improving our existing products and developing new products.  In an effort to enhance our product quality, reduce costs and keep up with emerging product trends, we work with our key customers to identify emerging product trends and implement new solutions intended to meet the current and future needs of the markets we serve.

For the years ended December 31, 2008, 2007 and 2006, we have invested approximately $0, $88,864 and $48, respectively, in research and development.

Acquisitions

To supplement our internal growth, we intend to pursue a targeted acquisition strategy that will seek acquisition candidates that fulfill one or more of the following objectives:

•	increase our penetration of existing markets;

•	expand into new markets;

•	increase our service offerings;

•	add customers and cash flow to our existing network services business; and

•	enhance our ability to sell and delivery value-added services.

We initially intend to focus our acquisition efforts on cable system providers and enhanced service providers and on interconnect companies in the Henan Province that sell, install and maintain data and voice networks for customers.  Our initial goal is to be a vertically integrated service provider, providing bundled television programming, internet and telephone services to residential customers in cities and counties located in the Henan Province.

Competition

The market for set-top boxes and digital networking products is highly competitive, especially with respect to pricing and the introduction of new products and features.  Our products compete primarily on the basis of:

•	reliability;

•	brand recognition;

•	quality;

•	price;

•	design; and

•	quality service and support to retailers and our customers.

Currently, there are many significant competitors in the set-top box business including several established companies who have sold set-top boxes to major cable operators for many years.  These competitors include companies such as Motorola, Cisco Systems, and Pace.  In addition, a number of rapidly growing companies have recently entered the market, many of them with set-top box offerings similar to our existing set-top box products.  We also expect additional competition in the future from new and existing companies who do not currently compete in the market for set-top boxes.  As the set-top box business evolves, our current and potential competitors may establish cooperative relationships among themselves or with third parties, including software and hardware companies that could acquire significant market share, which could adversely affect our business.  We also face competition from set-top boxes that have been internally developed by digital video providers.

In recent years, we and many of our competitors, have regularly lowered prices, and we expect these pricing pressures to continue.  If these pricing pressures are not mitigated by increases in volume, cost reductions from our supplier or changes in product mix, our revenues and profits could be substantially reduced.  As compared to us, many of our competitors have:

•	significantly longer operating histories;

•	significantly greater managerial, financial, marketing, technical and other competitive resources; and

•	greater brand recognition.

As a result, our competitors may be able to:

•	adapt more quickly to new or emerging technologies and changes in customer requirements;

•	devote greater resources to the promotion and sale of their products and services; and

•	respond more effectively to pricing pressures.

Intellectual Property

We rely on a combination of patent and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the portable electronic product industry.  Our Chief Executive Officer, Mr. Zhong Bo, has legal ownership of one patent in China.  This patent is applied in the operations of our Company and Mr. Zhong has granted the Company a license to use such patent.

Some of our products are also designed to include software or other intellectual property licensed from third parties.  While it may be necessary in the future to seek or renew licenses relating to various aspects of our products and business methods, based on past experience and industry practice we believe that such licenses generally could be obtained on commercially reasonable terms.  However, there is no guarantee that such licenses could be obtained at all.  Because of technological changes in the portable electronics industry, current extensive patent coverage and the rapid rate of issuance of new patents, it is possible certain components of our products may unknowingly infringe existing patents or intellectual property rights of others.

We have implemented enhanced file management procedures at the Company in an effort to protect our proprietary rights; however, there can be no assurance that our patents and other proprietary rights will not be challenged, invalidated, or circumvented, that others will not assert intellectual property rights to technologies that are relevant to us, or that our rights will give us a competitive advantage.  In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the China.

We have one registered trademark in China, with an expiration date of December 2011.

PRC Government Regulations

Environmental Regulations

The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

We have not been named as a defendant in any legal proceedings alleging violation of environmental laws.  We have no reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations due to any non-compliance with environmental laws.

Patent Protection in China

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries.  The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets.  The PRC is also a signatory to most of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1994); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985.  Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2001 and 2003, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents, i.e., patents for inventions, utility models and designs respectively.  The Chinese patent system adopts the principle of first to file.  This means that, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application.  Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability.  For a design to be patentable, it should not be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee.  One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license.  A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires.  SIPO, however, has not granted any compulsory license up to now.  The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder.  A patent holder who believes his patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts.  Preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings.  Evidence preservation and property preservation measures are also available both before and during the litigation.  Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement.  If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one to three times of the license fee under a contractual license.  The infringing party may be also fined by the Administration of Patent Management in an amount of up to three times the unlawful income earned by such infringing party.  If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB 500,000, or approximately $62,500.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer.  Further, when exporting goods, the exporter is entitled to a portion of or a full refund of the VAT that it has already paid or borne.  Our imported raw materials that are used for manufacturing export products and are deposited in bonded warehouses are exempt from import VAT.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions.  Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE.  Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE.  Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations.  In addition, a foreign-invested enterprise in China are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital.  These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Employees

As of May 14, 2009, we had approximately 78 employees.  All of our employees are based in China.  There are no collective bargaining contracts covering any of our employees.  We believe our relationship with our employees is satisfactory.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including pension insurance, medical insurance, unemployment insurance, and work-related injury insurance, and maternity insurance, in accordance with relevant regulations.  Total contributions to the funds are approximately $6,487, $130,549 and $396 for the years ended December 31, 2008, 2007 and 2006, respectively.  We expect that the amount of our contribution to the government’s social insurance funds will increase in the future as we expand our workforce and operations.

We also provide housing facilities for our employees.  At present, approximately 2% of our employees live in company-provided housing facilities.  Under PRC laws, we may be required to make contributions to a housing assistance fund for employees.  Presently, a housing assistance fund is not required by the Zhengzhou Municipal Government and therefore, we provide free housing facilities to all employees who need accommodation.  If in the future, a housing assistance fund is required by the Zhengzhou Municipal Government, we will commence contributions to the housing assistance fund.

Effective January 1, 2008, the PRC introduced a new labor contract law that enhances rights for the nation's workers, including open-ended work contracts and severance pay.  The legislation requires employers to provide written contracts to their workers, restricts the use of temporary laborers and makes it harder to lay off employees.  It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed twice.  Although the new labor contract law would increase our labor costs, we do not anticipate there will be any significantly effects on our overall profitability in the near future since such amount was historically not material to our operating cost.  Management anticipates this may be a step toward improving candidate retention for skilled workers.

Properties

In China, only the PRC government and peasant collectives may own land. In 2001, Zhong Bo, our Chief Executive Officer and Chairman of the Board, acquired a total of approximately 115 square meters of real estate for approximately RMB Yuan 665,000 (equivalent to approximately USD$97,000) under a land use right grant from the Zhengzhou State-Owned Land Resource Bureau.  Our registered principal office is located on the property at Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, China.  Mr. Zhong permits the Company to use such property for free.  We have the right to use the real estate until 2069. In the event we wish to continue to use the real estate after this expiration date, we must apply for an extension at least one year prior to the land grant’s expiration.

We also lease a property, with a floor area of approximately 200 square meters, located at No. 170 Gongren Road, Zhongyuan District, Zhengzhou, China where we conduct the same operations as we do at our principal offices.  The lease expires on September 15, 2010 and the annual rent is RMB 50,000, which is approximately USD$7,300.

We believe our current facilities will be adequate to meet our operating needs for the foreseeable future. Should we need additional space, we believe we will be able to secure additional space at commercially reasonable rates.

Legal Proceedings

There are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur.  Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment.  Some of these factors have affected our financial condition and operating results in the past or are currently affecting us.  This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

RISKS RELATED TO OUR OPERATIONS

We derive substantially all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

Substantially all of our revenues are generated from sales in the PRC.  We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future.  Our sales and earnings can also be affected by changes in the general economy since purchases of cable television services are generally discretionary for consumers.  Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates.  Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

We are and will continue to be subject to rapidly declining average selling prices, which may harm our results of operations.

Set-top boxes and networking products such as those we offer are often subject to declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences.  These products are also subject to rapid technological changes which often cause product obsolescence.  Companies within our industry are continuously developing new products with heightened performance and functionality.  This puts pricing pressure on existing products and constantly threatens to make them, or causes them to be, obsolete.  Our typical product’s life cycle is short, typically generating lower average selling prices as the cycle matures.  If we fail to accurately anticipate the introduction of new technologies, we may possess significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than we anticipated.  In addition, if we fail to accurately anticipate the introduction of new technologies, we may be unable to compete effectively due to our failure to offer products most demanded by the marketplace.  If any of these failures occur, our sales, profit margins and profitability will be adversely affected.

In addition, network systems operators expect suppliers, such as our Company, to cut their costs and lower the price of their products to lessen the negative impact on their own profit margins.  As a result, we have previously reduced the price of some of our products and expect to continue to face market-driven downward pricing pressures in the future.  Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

If we do not correctly forecast demand for our products, we could have costly excess production or inventories and we may not be able to secure sufficient or cost effective quantities of our products or production materials and our revenues, cost of revenues and financial condition could be adversely affected.

The demand for our products depends on many factors, including pricing and inventory levels, and is difficult to forecast due in part to variations in economic conditions, changes in consumer and business preferences, relatively short product life cycles, changes in competition, seasonality and reliance on key third party carriers.  It is particularly difficult to forecast demand by individual product.  Significant unanticipated fluctuations in demand, the timing and disclosure of new product releases or the timing of key sales orders could result in costly excess production or inventories or the inability to secure sufficient, cost-effective quantities of our products or production materials.  These inventory risks are particularly acute during end product transitions in which a new generation of set-top boxes is being deployed and inventory of older generation set-top boxes is at a higher risk of obsolescence.  Furthermore, because of the competitive nature of the set-top box business and the short-term nature of our purchase orders, we could in the future be required to reduce the average selling-prices of our set-top boxes, which in turn would adversely affect our gross margins and profitability.  This could adversely impact our revenues, cost of revenues and financial condition.

We depend on sales of set-top boxes for a substantial portion of our revenue, and if sales of our set-top boxes decline or we are not able to penetrate new markets for set-up boxes, our business and financial position will suffer.

The substantial portion of our revenues consists primarily of sales of our set-top boxes.  In addition, we currently derive, and expect to continue to derive in the near term, revenue from sales of our set-top boxes to a limited number of customers.  Continued market acceptance of our set-top boxes is critical to our future success.  If we are not able to expand sales of our set-top boxes to other providers of digital television, our growth prospects will be limited, and our revenues will be substantially impacted.

Our set-up boxes were initially designed for, and have been deployed mostly by, providers of cable-delivered digital television.  To date, we have not made any sales of our set-top boxes to direct-to-home satellite providers.  In addition, the set-top box market is highly competitive and we expect competition to intensify in the future.  In particular, we believe that most set-top boxes are sold by a small number of well entrenched competitors who have long-standing relationships with direct-to-home satellite providers.  This competition may make it more difficult for us to sell home satellite set-top boxes, and may result in pricing pressure, small profit margins, high sales and marketing expenses and failure to obtain market share, any of which could likely seriously harm our business, operating results and financial condition.

Our business may suffer if cable television operators, who currently comprise our customer base, do not compete successfully with existing and emerging alternative platforms for delivering digital television, including terrestrial networks, internet protocol television and direct-to-home satellite service providers.

Our existing customers are cable television operators, which compete with direct-to-home satellite video providers and terrestrial broadcasters for the same pool of viewers.  As technologies develop, other means of delivering information and entertainment to television viewers are evolving.  For example, some telecommunications companies are seeking to compete with terrestrial broadcasters, cable television network operators and direct-to-home satellite services by offering internet protocol television, which allows telecommunications companies to stream television programs through telephone lines or fiber optic lines.  To the extent that the terrestrial television networks, telecommunications companies and direct-to-home satellite providers compete successfully against cable television networks services for viewers, the ability of our existing customer base to attract and retain subscribers may be adversely affected.  As a result, demand for our set-top boxes could decline and we may not be able to sustain our current revenue levels.

Growth in our set-top box business likely requires commencement of sales to international customers and we may be unsuccessful in commencing or thereafter expanding international sales.

We believe that in order to grow our revenue and business and to build a larger customer base, we need to commence sales of our set-top boxes and networking products in international markets.  We have no prior experience selling our set-top boxes or networking products internationally.  To succeed in these sales efforts, we believe we must hire additional sales personnel and develop and manage new relationships with cable operators and other providers of digital television in international markets.  If we do not succeed in our efforts to sell to these target markets and customers, the size of our total addressable market may be limited.  This, in turn, would harm our ability to grow our customer base and revenue.

Our products may contain errors or defects, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.
Our products are complex and must meet stringent user requirements.  In addition, we must develop our products to keep pace with the rapidly changing markets.  Sophisticated products like ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released.  Our products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products and jeopardize our relationship with carriers.  End users may also reject or find issues with our products and have a right to return them even if the products are free from errors or defects.  In either case, returns or quality issues could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and warranty claims and litigation which could harm our business, results of operations and financial condition.

We intend to make significant investments in new products and services that may not be profitable.

We have made and will continue to make significant investments in research, development, and marketing for new products, services, and technologies.  Investments in new technology are inherently speculative and commercial success depends on many factors including novelty, service and support, and effective sales and marketing.  We may not achieve significant revenue from new product and service investments for a number of years, if at all.  Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may be minimal.

We are subject to intense competition in the industry in which we operate, which could cause material reductions in the selling price of our products or losses of our market share.

The market for set-top boxes and networking products is highly competitive, especially with respect to pricing and the introduction of new products and features.  Our products compete primarily on the basis of:

•	reliability;

•	brand recognition;

•	quality;

•	price;

•	design; and

•	quality service and support to retailers and our customers.

Currently, there are many significant competitors in the set-top box business including several established companies who have sold set-top boxes to major cable operators for many years.  These competitors include companies such as Motorola, Cisco Systems, and Pace.  In addition, a number of rapidly growing companies have recently entered the market, many of them with set-top box offerings similar to our existing set-top box products.  We also expect additional competition in the future from new and existing companies who do not currently compete in the market for set-top boxes.  As the set-top box business evolves, our current and potential competitors may establish cooperative relationships among themselves or with third parties, including software and hardware companies that could acquire significant market share, which could adversely affect our business.  We also face competition from set-top boxes that have been internally developed by digital video providers.

In recent years, we and many of our competitors, have regularly lowered prices, and we expect these pricing pressures to continue.  If these pricing pressures are not mitigated by increases in volume, cost reductions from our supplier or changes in product mix, our revenues and profits could be substantially reduced.  As compared to us, many of our competitors have:

•	significantly longer operating histories;

•	significantly greater managerial, financial, marketing, technical and other competitive resources; and

•	greater brand recognition.

As a result, our competitors may be able to:

•	adapt more quickly to new or emerging technologies and changes in customer requirements;

•	devote greater resources to the promotion and sale of their products and services; and

•	respond more effectively to pricing pressures.

These factors could materially adversely affect our operations and financial condition.  In addition, competition could increase if:

•	new companies enter the market;

•	existing competitors expand their product mix; or

•	we expand into new markets.

An increase in competition could result in material price reductions or loss of our market share.

Changes in existing technologies or the emergence of new products or technologies could significantly harm our business.

Our businesses change rapidly as new technologies are developed.  These new technologies may cause our services and products to become obsolete.  Changes in existing technologies could also cause demand for our products and services to decline.  For example, if changes in technology allow digital television subscribers to use devices such as personal computers, cable ready televisions and network based digital video recording services in place of set-top boxes, our customers may not need to purchase our set-top boxes to provide their digital television subscribers with digital video recording and other set-top box features.  One or more new technologies also could be introduced that compete favorably with our set-top boxes or that cause our set-top boxes to no longer be of significant benefit to our customers.

We and our suppliers also may not be able to keep pace with technological developments.  Alternatively, if the new technologies on which we intend to focus our research and development investments fail to achieve acceptance in the marketplace, we could suffer a material adverse effect on our future competitive position that could cause a reduction in our revenues and earnings.  Our competitors could also obtain or develop proprietary technologies that are perceived by the market as being superior to ours.  Further, after we have incurred substantial research and development costs, one or more of the technologies under development could become obsolete prior to its introduction.  Finally, delays in the delivery of components or other unforeseen problems may occur that could materially and adversely affect our ability to generate revenue, offer new products and services and remain competitive.

Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees.  Competition for the services of these types of employees is intense.  We may not be able to attract and retain these employees.  If we are unable to attract and maintain technically skilled employees, our competitive position could be materially and adversely affected.

The loss or significant reduction in business of any of our key customers could materially and adversely affect our revenues and earnings.

We are highly dependent upon sales of our products to certain of our customers.  During our fiscal year ended December 31, 2008, Neihuang Radio & Television Bureau and Kaifeng Radio & Television Bureau both accounted for approximately 10% of our net revenues.  During the fiscal year ended December 31, 2007, Nanyang Radio & Television Bureau, Mengzhou Radio & Television Bureau and Xuchang Radio & Television Bureau accounted for approximately 16%, 14% and 13%, respectively, of our net revenues.  During the fiscal year December 31, 2006, Kaifeng Radio & Television Bureau, Xinye Radio & Television Bureau, Xuchang Radio & Television Bureau, Huaxian Radio & Television Bureau and Nanyang Radio & Television Bureau accounted for approximately 24%, 24%, 19%, 13% and 10%, respectively, of our net revenues.  No other customer accounted for greater than 5% of our net revenues during these periods.  All purchases of our products by customers are made through purchase orders and we do not have long-term contracts with any of our customers.  The loss of Neihuang County Broadcasting Television Information Network Center and Henan Cable TV Network Group Co., Ltd. Kaifeng Branch, or any of our other customers to which we sell a significant amount of our products or any significant portion of orders from Cable TV Station of Pingdingshan and Cable TV Station of Nanyang, or such other customers or any material adverse change in the financial condition of such customers could negatively affect our revenues and decrease our earnings.

We cannot rely on long-term purchase orders or commitments to protect us from the negative financial effects of a decline in demand for our products.  The limited certainty of product orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales.  Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls.  Cancellations or reductions of customer orders could result in the loss of anticipated sales without allowing us sufficient time to reduce our inventory and operating expenses.  Furthermore, because we depend on a small number of customers for the vast majority of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated with a small number of customers.  As a result of our lack of long-term purchase orders and purchase commitments we may experience a rapid decline in our sales and profitability.

In addition, there is a relatively small number of potential new customers for our set-top boxes and we expect this customer concentration to continue for the foreseeable future.  Therefore, our operating results will likely continue to depend on sales to a relatively small number of customers, as well as the continued success of these customers.  If we do not develop relationships with new customers, we may not be able to expand our customer base or maintain or increase our revenue.

We depend on a limited number of suppliers for components for our products.  The inability to secure components for our products could reduce our revenues and adversely affect our relationship with our customers.

We rely on a limited number of suppliers for our component parts and raw materials.  Although there are many suppliers for each of our component parts and raw materials, we are dependent on a limited number of suppliers for many of the significant components and raw materials.  This reliance involves a number of significant potential risks, including:

•	lack of availability of materials and interruptions in delivery of components and raw materials from our suppliers;

•	manufacturing delays caused by such lack of availability or interruptions in delivery;

•	fluctuations in the quality and the price of components and raw materials, in particular due to the petroleum price impact on such materials; and

•	risks related to foreign operations.

We generally do not have any long-term or exclusive purchase commitments with any of our suppliers.  Hangzhou Jingbao Electronic Ltd., Farway Electronics Factory and Henan Hui-ke Electronics Co., Ltd. are our largest suppliers of components for our products, each of which accounted for more than 10% of our purchases of components for our products for the fiscal year ended December 31, 2008 and the fiscal year ended December 31, 2007.  Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain our components and raw materials used in our products in a timely manner.  If we are unable to obtain ample supply of products from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers’ orders which could materially and adversely affect our revenues and our relationship with our customers.

Certain disruptions in supply of and changes in the competitive environment for components and raw materials integral to our products may adversely affect our profitability.

We use a broad range of materials and supplies, including LCDs, ICs, flash memories, WiFi modules, GPS modules, capacitors, resistors, switches, connectors, batteries and other electronic components in our products.  A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins.  Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability.  If we were to experience a significant or prolonged shortage of critical components and raw materials from any of our suppliers and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products and to ship such products to our customers in a timely fashion, which would adversely affect our sales, margins and customer relations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers.  If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected.  An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations.  A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

In addition, our business is characterized by long periods for collection from our customers and short periods for payment to our suppliers, the combination of which may cause us to have liquidity problems.  We experience an average accounts settlement period ranging from one month to as high as four months from the time we sell our products to the time we receive payment from our customers.  In contrast, we typically need to place certain deposits and advances with our suppliers on a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders.  Because our payment cycle is considerably shorter than our receivable cycle, we may experience working capital shortages.  Working capital management, including prompt and diligent billing and collection, is an important factor in our results of operations and liquidity.  We cannot assure you that system problems, industry trends or other issues will not extend our collection period, adversely impact our working capital.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers.  If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers.  If adequate third party sources to ship our products were unavailable at any time, our business would be materially adversely affected.

Changes in consumer spending and economic conditions, may cause our quarterly operating results to fluctuate and cause our stock price to decline.

Our net revenue and operating results may vary significantly from quarter to quarter.  The main factors that may cause these fluctuations are:

•	seasonal variations in operating results;

•	variations in the sales of our products to our significant customers;

•	variations in manufacturing and supplier relationships;

•
if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient inventory to deliver our products to our customers in a timely fashion or we may have excess inventory that we are unable to sell;

•	the discretionary nature of our customers’ demands and spending patterns;

•	changes in market and economic conditions; and

•	competition.

In addition, our quarterly operating results could be materially adversely affected by political instability, war, acts of terrorism or other disasters.

As a result of these and other factors, revenues for any quarter are subject to significant variation, which may adversely affect our results of operations and the market price for our common stock.

We depend upon a patent we license from a third party, Zhong Bo, our Chief Executive Officer and Chairman of the Board. The loss of this license, an increase in the costs of this license or Mr. Zhong’s failure to properly maintain or enforce the patent underlying such license may require us to suspend our operations until we obtain replacements and/or redesign our products.

We rely upon certain patents licensed from our Chief Executive Officer and Chairman of the Board, Zhong Bo, which gives us rights to third party intellectual property that is necessary or useful for our business. We may also enter into additional licenses to third party intellectual property in the future. In addition, because we do not own any patents relating to our technologies, we do not have the right to defend perceived infringements of patents relating to such technologies. Thus, our success will depend in part on the ability and willingness of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications for the intellectual property we have licensed. Even if patents issue in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.

Our ability to compete partly depends on the superiority, uniqueness and value of our technologies, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of trademark, patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite our efforts to protect our intellectual property, any of the following occurrences may reduce the value of our intellectual property:

•	our applications for trademarks or patents may not be granted and, if granted, may be challenged or invalidated;

•	issued patents, copyrights and trademarks may not provide us with any competitive advantages;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology or dilution of our trademarks;

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those that we develop; or

•	another party may obtain a blocking patent that would force us to either obtain a license or design around the patent to continue to offer the contested feature or service in our technologies.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We also rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties.  There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors.  To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor.  We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights.  Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

We intend to pursue future acquisitions. Our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations.

Part of our growth strategy involves the acquisition of other companies.  Any future growth through acquisitions will be partially dependent upon the availability of suitable acquisition candidates at favorable prices and upon advantageous terms and conditions. We intend to pursue acquisitions that we believe will present opportunities consistent with our overall business strategy. However, we may not be able to find suitable acquisition candidates to purchase or may be unable to acquire desired businesses or assets on economically acceptable terms. In addition, we may not be able to raise the capital necessary to fund future acquisitions. In addition, acquisitions involve risks that the businesses acquired will not perform in accordance with expectations and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect.

We regularly engage in discussions with respect to potential acquisition and investment opportunities. If we consummate an acquisition, our capitalization and results of operations may change significantly. Future acquisitions could likely result in the incurrence of additional debt and contingent liabilities and an increase in interest and amortization expenses or periodic impairment charges related to goodwill and other intangible assets as well as significant charges relating to integration costs.

In addition, we may not be able to successfully integrate any business we acquire into our existing business. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. The successful integration of future acquisitions may also require substantial attention from our senior management and the management of the acquired business, which could decrease the time that they have to service and attract customers and develop new products and services. In addition, because we may actively pursue a number of opportunities simultaneously, we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight.

We will need additional capital to implement our current business strategy, which may not be available to us, and if we raise additional capital, it may dilute your ownership in us.

Although in connection with the Share Exchange we closed a private placement transaction whereby we received gross proceeds of approximately $4.98 million (the “Private Placement”), we currently depend on bank loans and net revenues to meet our short-term cash requirements.  In order to grow revenues and sustain profitability, we will need additional capital.  As of the date of this report, we do intend to conduct a public offering financing.  Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive to us.  We cannot assure you that we will be able to obtain any additional financing.  If we are unable to obtain the financing needed to implement our business strategy, our ability to increase revenues will be impaired and we may not be able to sustain profitability.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months.  In recent weeks, the volatility and disruption have reached unprecedented levels.  In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers.  We have historically relied on credit to fund our business and we need liquidity to pay our operating expenses.  Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer.  Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business.  Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business.  As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility.  Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our failure to effectively manage growth could harm our business.

We have rapidly and significantly expanded the number and types of products we sell, and we will endeavor to further expand our product portfolio.  We must continually introduce new products and technologies, enhance existing products in order to remain competitive, and effectively stimulate customer demand for new products and upgraded versions of our existing products.

This expansion of our products places a significant strain on our management, operations and engineering resources.  Specifically, the areas that are strained most by our growth include the following:

•
New Product Launch. With the growth of our product portfolio, we experience increased complexity in coordinating product development, manufacturing, and shipping.  As this complexity increases, it places a strain on our ability to accurately coordinate the commercial launch of our products with adequate supply to meet anticipated customer demand and effective marketing to stimulate demand and market acceptance.  If we are unable to scale and improve our product launch coordination, we could frustrate our customers and lose retail shelf space and product sales;

•
Forecasting, Planning and Supply Chain Logistics. With the growth of our product portfolio, we also experience increased complexity in forecasting customer demand and in planning for production, and transportation and logistics management.  If we are unable to scale and improve our forecasting, planning and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory; and

•
Support Processes.   To manage the growth of our operations, we will need to continue to improve our transaction processing, operational and financial systems, and procedures and controls to effectively manage the increased complexity.  If we are unable to scale and improve these areas, the consequences could include: delays in shipment of product, degradation in levels of customer support, lost sales, decreased cash flows, and increased inventory.  These difficulties could harm or limit our ability to expand.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel.  Each of the named executive officers performs key functions in the operation of our business.  The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture our products and provide service support.  Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel.  There is significant competition for technologically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

Our facilities and information systems could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.

Our headquarters and major facilities including manufacturing plants, sales offices and research and development centers are located in China.  We also operate procurement, logistics, sales and marketing facilities in other parts of the world.  If major disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur, or our information system or communications network breaks down or operates improperly as a result of such events, our facilities may be seriously damaged, and we may have to stop or delay production and shipment.  We may incur expenses relating to such damages.

Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities.  Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter.  Fluctuations in quarterly operating results could cause the value of our securities to decline.  Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance.  As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors.  This could cause the market price of our securities to decline.  Factors that may affect our quarterly results include:

•	vulnerability of our business to a general economic downturn in China;

•	fluctuation and unpredictability of costs related to the components and raw materials used to manufacture our products;

•	seasonality of our business;

•	changes in the laws of the PRC that affect our operations;

•	competition from our competitors; and

•	our ability to obtain necessary government certifications and/or licenses to conduct our business.

RISKS RELATED TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC.  The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities.  Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters.  Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization.  There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain.  Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes.  Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China.  There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings.  The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties.  New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiary, Zhengzhou Shenyang Technology Company Limited (“Zhengzhou ZST”), is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises.  We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.  If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business license, other licenses or authorities;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacturing and distribution of our products, are conducted in China.  Moreover, all of our directors and officers are nationals and residents of China.  All or substantially all of the assets of these persons are located outside the United States and in the PRC.  As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons.  In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiary, Zhengzhou ZST, is a wholly foreign-owned enterprise, commonly known as a WFOE.  A WFOE can only conduct business within its approved business scope, which ultimately appears on its business license.  Our license permits us to design, manufacture, sell and market portable electronic products throughout the PRC and overseas.  Any amendment to the scope of our business requires further application and government approval.  In order for us to expand our business beyond the scope of our license, we will be required to enter into a negotiation with the PRC authorities for the approval to expand the scope of our business.  We cannot assure investors that Zhengzhou ZST will be able to obtain the necessary government approval for any change or expansion of its business.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations.  Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We cannot assure you that at all times we will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.  Our failure to obtain required prior approval for the share exchange, reverse merger and the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies controlled by PRC residents in mergers and acquisitions in China.  This circular requires that (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing); (2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change outside of China, such as a change in share capital or merger or acquisition, the PRC resident shall, within 30 days from the occurrence of the event that triggers the change, register such change with a local branch of the SAFE.  In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Circular 75.  The Implementing Rules were promulgated and became effective on May 29, 2007.  Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures.  However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies.  If any PRC resident stockholder of a SPV fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity.  Failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.  Because of uncertainty in how the SAFE notice will be interpreted and enforced, we cannot be sure how it will affect our business operations or future plans.  For example, Zhengzhou ZST’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our PRC resident beneficial holders over whom we have no control.  In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations.  Failure by any PRC resident beneficial holder to register as required with the relevant branch of SAFE could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit Zhengzhou ZST’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006.  These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises.  These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or a SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

According to the M&A Regulations, a “Related Party Acquisition” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s).  Under the M&A Regulations, any Related Party Acquisition must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

Our BVI subsidiary, World Orient, World Orient’s BVI subsidiary, Global Asia, and Global’s Asia’s Hong Kong subsidiary, Everfair, were owned by non-PRC individuals.  Everfair obtained all the equity interests of Zhengzhou ZST further to an Equity Purchase Agreement dated October 10, 2008 (the “Equity Purchase Agreement”) by and among Everfair, Zhong Bo, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting.  The Equity Purchase Agreement received approval by the Zhengzhou Municipal Bureau of Commerce on November 10, 2008 and Zhengzhou ZST filed all required applications and received all appropriate SAFE approvals from the Henan branch of SAFE.

On January 14, 2009, Zhong Bo, our Chief Executive Officer, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”).  Each of the stockholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Righ (the “Share and Warrant Cancellation”)t.  After giving effect to the Purchase Right and Share and Warrant Cancellation, Mr. Zhong beneficially owns approximately 59.87% of our outstanding common stock (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this report).

The PRC regulatory authorities may take the view that the acquisition of Zhengzhou ZST by Everfair, the Share Exchange and the Purchase Right and Share and Warrant Cancellation are part of an overall series of arrangements which constitute a Related Party Acquisition, because at the end of these transactions, PRC individuals become majority owners and effective controlling parties of a foreign entity that acquired ownership of Zhengzhou ZST.  The PRC regulatory authorities may also take the view that the registration of the acquisition of Zhengzhou ZST by Everfair with the Zhengzhou Municipal Bureau of Commerce and the filings with the Henan SAFE may not evidence that the acquisition has been properly approved because the relevant parties did not fully disclose to the Zhengzhou Bureau of Commerce or Henan SAFE of the overall restructuring arrangements, the existence of the Share Exchange and its link with the acquisition of Zhengzhou ZST by Everfair.  The PRC legal counsel of Zhengzhou ZST, Han Kun Law Offices, has opined that: (1) the Equity Purchase Agreement and the transactions thereunder have received all requisite approvals from the competent authorities, and all required registrations, certifications and approvals for the Equity Purchase Agreement and the transactions thereunder have been received by Zhengzhou ZST; (2) Zhengzhou ZST has filed all required applications for the Equity Purchase Agreement and the transactions thereunder and has received any and all foreign exchange registrations, certifications and approvals as required, including, but not limited to, those as required from the appropriate national and local branches of SAFE and MOFCOM; and (3) to their best knowledge, the Equity Purchase Agreement and the transactions thereunder do not (a) contravene or circumvent any provision of applicable PRC laws and regulations, including without limitation, the M&A Regulations, Circular 75 and its implementing rules; or (b) contravene the articles of association, business license or other constituent documents of Zhengzhou ZST.

We, however, cannot assure you that the PRC regulatory authorities, MOFCOM in particular, may take the same view as the PRC legal counsel.  If the PRC regulatory authorities take the view that the acquisition constitutes a Related Party Acquisition under the M&A Regulations, we cannot assure you we may be able to obtain the approval required from the national offices of MOFCOM.

If the PRC regulatory authorities take the view that the acquisition of Zhengzhou ZST by Everfair constitutes a Related Party Acquisition without the approval of the national offices of MOFCOM, they could invalidate our acquisition and ownership of Zhengzhou ZST.  Additionally, the PRC regulatory authorities may take the view that the Share Exchange constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC.  If this takes place, we would attempt to find a way to re-establish control of Zhengzhou ZST’s business operations through a series of contractual arrangements rather than an outright purchase of Zhengzhou ZST.  But we cannot assure you that any such contractual arrangements will be protected by PRC law or that the Company can receive as complete or effective economic benefit and overall control of Zhengzhou ZST’s business than if the Company had direct ownership of Zhengzhou ZST.  In addition, we cannot assure you that any such contractual arrangements can be successfully effected under PRC law.  If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of Zhengzhou ZST, our business and financial performance will be materially adversely affected.

If the CSRC approval is not obtained, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.  These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from any financings into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.  The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt the proposed public offering before settlement and delivery of the common stock offered thereby.  Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur.

Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.  Furthermore, published news reports in China recently indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies.  These news reports have created further uncertainty regarding the approach that the CSRC and other PRC regulators may take with respect to us.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the aforementioned rules and regulations.  It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law.  Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

Our labor costs are likely to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees.  In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws.  The new law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions.  As a result of the new law, the Company has had to reduce the number of hours of overtime its employees can work, substantially increase the salaries of its employees, provide additional benefits to its employees, and revise certain other of its labor practices. The increase in labor costs has increased the Company’s operating costs, which increase the Company has not always been able to pass through to its customers. As a result, the Company has incurred certain operating losses as its cost of manufacturing increased.  In addition, under the new law, employees who either have worked for the Company for 10 years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches the Company’s rules and regulations or is in serious dereliction of his duty. Such non-cancelable employment contracts will substantially increase its employment related risks and limit the Company’s ability to downsize its workforce in the event of an economic downturn. No assurance can be given that the Company will not in the future be subject to labor strikes or that it will not have to make other payments to resolve future labor issues caused by the new laws.  Furthermore, there can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to foreign exchange control and other regulations of China.

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Furthermore, the ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China and a substantial majority of our revenues are generated in China, a majority of our revenue being earned and currency received are denominated in Renminbi (RMB).  RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

Our inability to receive dividends or other payments from our Chinese operating subsidiary could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.  Zhengzhou ZST’s funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.  Accordingly, if we do not receive dividends from our Chinese operating subsidiary, our liquidity, financial condition and ability to make dividend distributions to our stockholders will be materially and adversely affected.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time.  Conversely, if we decide to convert our Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the U.S. Dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. Dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system.  Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar.  Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets.  In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. Dollar.  Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies.  While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. Dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth can lead to growth in the money supply and rising inflation.  During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%.  If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.  In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  The implementation of such policies may impede economic growth.  In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy.  In April 2006, the People’s Bank of China raised the interest rate again.  Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC.  We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options.  For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We intend to adopt an equity compensation plan in the future and make substantial option grants to our officers and directors, most of who are PRC citizens.  Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens, including or Chief Executive Officer, to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem in the PRC could adversely affect our operations.

A renewed outbreak of SARS, Avian Flu or another widespread public health problem in China, where our manufacturing facilities are located and where the substantial portion of our sales occur, could have a negative effect on our operations.  Our business is dependent upon its ability to continue to manufacture products.  Such an outbreak could have an impact on our operations as a result of:

•	quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, or

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors.  There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems.  Most of our middle and top management staff are not educated and trained in the Western system, and we may difficulty hiring new employees in the PRC with such training.  In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the NYSE Amex in the future.  There is no guarantee that the NYSE Amex, or any other exchange or quotation system, will permit our shares to be listed and traded.  If we fail to obtain a listing on the NYSE Amex, we may seek quotation on the OTC Bulletin Board.  The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission.  The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.  The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market (the “NASDAQ Global Market”).  Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Global Market.  Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Pursuant to the terms of the Share Exchange, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock underlying our Series A Convertible Preferred Stock issued in the Private Placement that was conducted in connection with the Share Exchange.  The registration statement must be filed within 60 days of the closing of the Share Exchange.  We also agreed to register 2,940,000 shares of common stock and 420,000 shares of common stock issuable upon the exercise of outstanding warrants held by our stockholders immediately prior to the Share Exchange.  Of these shares, 600,055 shares of common stock and 85,723 shares of common stock underlying warrants would be covered by the registration statement filed in connection with the Private Placement, and 2,339,945 shares of common stock and 334,277 shares of common stock underlying warrants, which are beneficially owned by affiliates of WestPark would be included in a subsequent registration statement filed by us within 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement.  Each investor may sell or transfer any shares of the common stock after the effective date of the registration statement except that they entered into a lock-up agreement pursuant to which they agreed not to conduct any sales until 90 days after our common stock is listed or quoted on a national securities exchange, at which time one-twelfth of the shares purchased may be sold, and thereafter the shares will be automatically released from the lock-up restrictions every 30 days in eleven equal installments. In addition, WestPark, in its discretion, may release some or all the shares earlier than the schedule set forth in this section.  Any early release by WestPark will apply equally to each of the investors in the Private Placement.

Additionally, the former stockholders of World Orient and/or their designees, may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”) as early as January 15, 2010, subject to certain limitations. Under Rule 144, an affiliate stockholder who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of May 14, 2009, 1% of our issued and outstanding shares of common stock was approximately 205,656 shares (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this report).   Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period.   Furthermore, non-affiliate stockholders are not subject to volume limitations. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Our Chief Executive Officer and Chairman of the Board exercises significant influence over us.

Our Chief Executive Officer and Chairman of the Board, Zhong Bo, beneficially owns or controls approximately 59.87% of our outstanding shares (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued in and outstanding as of the date of this report). Mr. Zhong has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Mr. Zhong may also have the power to prevent or cause a change in control. In addition, without the consent of Mr. Zhong, we could be prevented from entering into transactions that could be beneficial to us. The interests of Mr. Zhong  may differ from the interests of our other stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.  Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants.  The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC.  Accordingly, the annual assessment of our internal controls requirement first applied to our annual report for the 2007 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting.  In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants.  If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

On December 11, 2008, we entered into the Exchange Agreement, as amended on January 9, 2009, with all of the stockholders of World Orient, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of World Orient in exchange for shares of our common stock.  On January 9, 2009, the Share Exchange closed, World Orient became our 100%-owned subsidiary and our sole business operations became that of World Orient and its subsidiaries.  We also have a new board of directors and management consisting of persons from Zhengzhou ZST and changed our corporate name from SRKP 18, Inc. to ZST Digital Networks, Inc.

We may not realize the benefits that we hoped to receive as a result of the Share Exchange, which include:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized in respect to our new business operations.  In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act once, and if, it starts trading.  Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements regarding the Company, World Orient and Zhengzhou ZSTand its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including Zhengzhou ZST’s financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	our ability to maintain and increase revenues and sales of our products;

•	our ability to develop and market new products;

•	competitive nature of our industry;

•	market acceptance of our products;

•	our reliance on intellectual property, some of which is owned by third parties;

•	our strategic investments and acquisitions;

•	compliance and changes in the laws of the PRC that affect our operations;

•	continued maintenance of certificates, permits and licenses required to conduct business in China;

•	vulnerability of our business to general economic downturn, especially in the PRC; and

•
the other factors referenced in this Current Report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ADDITIONAL DISCLOSURE

For additional information that would be required if the Company were filing a general form for registration of securities on Form 10, see Item 2.02 for “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 3.02 for a description of the Company’s securities post-Share Exchange, Private Placement, Purchase Right and Share and Warrant Cancellation and related discussion of market price, and Item 4.01 regarding changes in the Company’s accountant, all incorporated by reference herein.  Required disclosure regarding the change in control of the Company, the impact on its directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.01, incorporated by reference herein.  Attention is also directed to Item 9.01, which provides Zhengzhou ZST’s audited financial statements for the year ended December 31, 2008, World Orient’s audited consolidated financial statements for the year ended December 31, 2008, and unaudited pro forma information for the Company as of the year ended December 31, 2008.

ITEM 2.02          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to a discussion of the financial condition and results of operations of the Company, its wholly-owned subsidiary, World Orient Universal Limited, a company organized in the British Virgin Islands (“World Orient”), its wholly-owned subsidiary, Global Asia Universal Limited, a company organized in the British Virgin Islands (“Global Asia”), its wholly-owned subsidiary, EverFair Technologies, Ltd., a company organized in Hong Kong (“EverFair”), and its wholly-owned subsidiary Zhengzhou Shenyang Technology Company Limited, a company organized in the People’s Republic of China (“Zhengzhou ZST”).  This management’s discussion and analysis of financial condition and results of operations should be read in conjunction with the Company’s financial statements and the related notes, and the other financial information included in this current report.

Forward-Looking Statements

This filing contains forward-looking statements.  The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements.  These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow.  Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.  Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

Business Summary

The Company is principally engaged in supplying digital and optical network equipment to cable system operators in the Henan Province, China.  The Company has developed a line of internet protocol television (“IPTV”) set-top boxes that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks covering more than 90 municipal districts, counties, townships, and enterprises.  The Company’s services and products have been recognized with various certifications, including “integrated computer information system qualification class III” issued by the Ministry of Industry Information, “communication user cable construction enterprise qualification” issued by the Henan Province Administration of Communication, “Henan Province Security Technology Prevention Engineering Qualification Class III”, a certificate of “ISO9001:2000 Quality System Authentication”, and “Double High” certification, high-tech product and high-tech enterprise issued by the Henan Province government.

At present, the Company’s main clients are broadcasting TV bureaus and cable network operators serving various cities and counties.  The Company has over 30 main customers, including the broadcasting TV bureaus and cable network operators of the cities of Nanyang, Mengzhou, Xuchang, Pingdingshan, Kaifeng, Zhoukou and Gongyi, and the counties of Yuanyang, Luoning, Neihuang, Yinyang, Xixia, Kaifeng, Nanzhao, and Gushi.

In the near future, the Company plans to joint venture with cable network operators to provide bundled television programming, Internet and telephone services to residential customers in cities and counties located in the Henan Province.

General Factors

We expect that for the foreseeable future that the largest source of revenue for our business will be the sale of set-top boxes sold to cable system operators. Because the number of potential new customers for our set-top box and fixed satellite services businesses is small, our current customer concentration is likely to continue for the foreseeable future and our operating results will consequently likely continue to depend on sales to a relatively small number of customers and on the continued success of these customers relative to their competitors.

Our profitability will be affected by costs associated with our efforts to expand our sales, marketing, product development and general and administrative capabilities in all of our businesses, as well as expenses that we incur as a publicly-traded company.  These costs include costs associated with, among other things, financial reporting, information technology, complying with federal securities laws (including compliance with the Sarbanes-Oxley Act of 2002), tax administration and human resources related functions.  As we expand internationally, we may also incur additional costs to conform our set-top boxes to comply with local laws or local specifications and to ship our set-top boxes to our international customers.

In order to grow or even maintain our current level of revenue we will be required to attract new customers and to increase sales to existing customers which may require us to design, market and sell new set-top boxes.  If we do not develop relationships with new customers, we may not be able to expand our customer base and our ability to increase or even maintain our revenue will be impacted.

We believe that substantial opportunities for developing potential new customers lie in international markets and we expect our performance in international markets to be a significant factor in determining whether we will be able to generate revenue and income growth in future periods.  However, there can be no assurance we will be able to successfully commence or grow an international business.

In addition, unfavorable events in the economy, including a continuation or further deterioration in the current downturn in real estate mortgage and credit markets, could cause consumer demand for subscription TV services and consequently sales of our set-top boxes to materially decline because consumers may delay purchasing decisions or change or reduce their discretionary spending.

Our ability to sustain or increase profitability will also depend in large part on our ability to control or reduce our costs of producing our set-top boxes.  The market for our set-top boxes, like other electronic products, has been characterized by regular reductions in selling prices and production costs.  Therefore, we will likely be required to reduce production costs in order to maintain the margins we earn on set-top boxes and the profitability of our set-top box business.

Recent Events

On December 11, 2008, we entered into a share exchange agreement, as amended on January 9, 2009 (the “Exchange Agreement”), with World Orient and its stockholders, pursuant to which the stockholders would transfer all of the issued and outstanding shares of World Orient to the Company in exchange for 1,985,000 shares of our common stock (the “Share Exchange”).  On January 9, 2009, the Share Exchange closed and World Orient became our wholly-owned subsidiary and we immediately changed our name from “SRKP 18, Inc.” to “ZST Digital Networks, Inc.” A total of 1,985,000 shares were issued to the former stockholders of World Orient. Also in connection with the Share Exchange, we paid $350,000 to WestPark and $125,000 to a third party unaffiliated with the Company, SRKP 18 or WestPark.

On January 14, 2009,  Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”).  Each of the stockholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right (the “Share and Warrant Cancellation”).  Pursuant to the Share and Warrant Cancellation, an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock held by certain of our stockholders and warrantholders prior to the Share Exchange were cancelled.

On May 5, 2009, we closed a private placement transaction (the “Private Placement”).  Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 3,110,600 shares of Series A Convertible Preferred Stock at $1.60 per share.  As a result, we have received gross proceeds in the amount of approximately $4.98 million.  In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark. The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of the Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.  The Company repaid the Note in full on January 23, 2009 using the proceeds from the second closing of the Private Placement. WestPark was paid a commission of 12% of the gross proceeds from the Private Placement plus a 4% non-accountable expense allowance. No other consideration was paid to WestPark or to SRKP 18 in connection with the Share Exchange or Private Placement.

Our BVI subsidiary, World Orient, its wholly-owned BVI subsidiary, Global Asia, and Global Asia’s wholly-owned Hong Kong subsidiary, Everfair, were owned by non-PRC individuals.  Everfair obtained all the equity interests of Zhengzhou ZST further to an Equity Purchase Agreement dated October 10, 2008 (the “Equity Purchase Agreement”) by and among Everfair, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting.  The Equity Purchase Agreement received approval by the Zhengzhou Municipal Bureau of Commerce on November 10, 2008 and Zhengzhou ZST filed all required applications and received all appropriate SAFE approvals from the Henan branch of SAFE.

Upon the consummation of the Purchase Right and Share and Warrant Cancellation, our Chief Executive Officer and Chairman of the Board, Zhong Bo, beneficially owns approximately 59.87% of our outstanding common stock (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this report). See “Risk Factors” beginning on page 15 above for a more complete description of the aforementioned restructuring and risks associated therewith.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities.  On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies.  We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations.  We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Revenue recognition.   The Company recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue when its products are shipped.

The IPTV device sales contracts include a one-year quality assurance warranty for defects.  According to the sales contract terms, customers are able to hold back 10% of the total contract balance payable to the Company for one year.  This deferred payment obligation is not contingent on resale of the product.  In accordance with SFAS FASB No. 48, "Revenue Recognition When Right of Return Exists", the Company records the hold back as revenue at the time of sale when its products are shipped to customers.  Costs related to quality assurance fulfillment are mainly the costs of materials used for repair or replacement of damaged or defective products and are expensed as incurred.  As the costs associated with such assurance were immaterial in monetary terms, no assurance liability is accrued for all periods.  The Company incurred quality assurance costs of $199,999, $63,495 and $0 for the years ended December 31, 2008, 2007 and 2006, respectively.  These costs incurred represent 0.67% and 0.52% of 2008 and 2007 IPTV box sales, respectively.  In the event of defective product returns, the Company has the right to seek replacement of such returned units from its supplier.

Revenues from fixed-price construction contracts are recognized on the completed-contract method. This method is used because most of the construction and engineering contracts are completed within six months or less and financial position and results of operations do not vary significantly from those which would result from using the percentage-of-completion method. A contract is considered complete when all costs have been incurred and the installation is operating according to specifications or has been accepted by the customer.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, suppliers, tools, repairs, and depreciation costs. General and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when received.

Accounts receivable.   Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectability of receivables and our operating results. The Management’s judgment and assessment on customers credit is severely to approve. The Company has not provided a bad debt allowance based upon its historical collection experience. There were no bad debts write offs for the year ended as at December 31, 2008, 2007 and 2006 and no accounts receivables outstanding in excess of 90 days at December 31, 2008.

Inventories.   Inventories comprise raw materials and finished goods are stated at the lower of cost or net realizable value, using the first-in first-out (“FIFO”) method.  Substantially all inventory costs are determined using the weighted average basis.  Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale.  We evaluate the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Inventory costs do not exceed net realizable value.

Taxation.   Under the tax laws of PRC, Zhengzhou ZST has had tax advantages granted by local government for corporate income taxes and sales taxes commencing from the establishment of the Company.  As a manufacturing enterprise established in Zhengzhou, PRC, the Company was entitled to a preferential Enterprise Income Tax (“EIT”) rate of 15%.  On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies will be subject to enterprise income tax at a uniform rate of 25%.  The new law became effective on January 1, 2008.  Since 2008, the local government has increased the EIT rate from 15% to 18%.  During the transition period for enterprises established before March 16, the tax rate will be gradually increased starting in 2008 and be equal to the new tax rate in 2012.  We believe that our profitability will be negatively affected in the near future as a result of the new EIT Law.

Recently Issued Accounting Pronouncements

On December 4, 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160).  SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  We have not yet determined the impact of the adoption of SFAS No. 160 on our financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No. 141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination.  SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  We have not yet determined the impact of the adoption of SFAS No. 141R on our financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “ Disclosures about Derivative Instruments and Hedging Activities ” .   The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We are currently evaluating the impact of adopting SFAS 161 on our financial statements.

Recently Adopted Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction).  The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006.  The adoption of this Interpretation had no impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157").  SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements.  In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2").  FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope.  FSP 157-2 delays the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company adopted SFAS 157 effective January 1, 2008 for all financial assets and liabilities as required.  The adoption of SFAS 157 was not material to our financial statements or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS 159”) which is effective for fiscal years beginning after November 15, 2007.  SFAS 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates.  Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.  We have not elected the fair value option for any assets or liabilities under SFAS 159.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”) which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets (“FAS No. 142”). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2008, the FASB issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share (“EPS”). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Results of Operations

The following table sets forth information from our statements of operations for the fiscal years ended December 31, 2008 and 2007 and the fiscal years ended December 31, 2007 and 2006.

Years Ended December 31, 2008 and 2007

Revenues consist of sales of our set-top and digital networking products and revenues recorded under network installation projects.  Revenues from sales, service and construction were $55.4 million for the year ended December 31, 2008, an increase of $26.7 million, or 93%, compared to $28.7 million for the same period in 2007.  The increase in revenue was attributed mainly to the increased demand for our set-top and digital networking products, which we believe is a result of our market expansion efforts as well as price increases of some of our products.  We believe the increases in sales revenue and volume are a result of our emphasis on brand promotion and utilizing our sales channels to continually increase our market share.

Cost of goods sold, which include raw material, labor and amounts due to contract manufacturers, was $45.6 million for the year ended December 31, 2008, an increase of $22.4 million, or 97%, compared to $23.2 million for the same period in 2007.  This increase in cost of sales was caused by an increase in sales and was consistent with the increase in revenues.  As a percentage of revenues, cost of sales for the year ended December 31, 2008 and 2007 were 82% and 81%, respectively.

Gross profit for year ended December 31, 2008 was $9.8 million, or 18% of revenues, compared to $5.5 million, or 19% of revenues, for the comparable period in 2007.  Management considers gross profit to be a key performance indicator in managing our business.  Gross profit margins are a factor of cost of sales, product mix and product demand.

Selling expenses, which mainly include marketing, shipping, insurance, wage and other expenses, were $146,459 for the year ended December 31, 2008, an increase of $143,872, or 5,561%, compared to $2,587 for the same period in 2007.  The increase was primarily due to increased shipping costs.

Other general and administrative expenses, which include wage, benefit, bad debts, utility, consulting, turnover taxes, professional fees and other expenses, were $1,005,975 for the year ended December 31, 2008, an increase of $290,910, or 41%, compared to $715,065 million for the same period in 2007.  The increase was primarily a result of an increase in office expenses.  We expect our general and administrative expenses to increase as a result of professional fees incurred as a result of being a publicly reporting company in the United States.

Interest expenses for interest-bearing debts for the year ended December 31, 2008 was $338,742, an increase of $142,419, or 73%, compared to $196,323 in 2007.  The increase is mainly the result of increased bank debt.

For the year ended December 31, 2008, we recorded a provision for income taxes of $2.1 million, compared to $1.5 million for the same period in 2007.  The tax rate for the year ended December 31, 2007 was 33%.  Our income tax rate for the year ended December 31, 2008 was 25%.

Years Ended December 31, 2007 and 2006

Revenues were $28.7 million for the year ended December 31, 2007, an increase of $23 million, or 404%, compared to $5.7 million for the year ended December 31, 2006.  The increase in revenue was attributed mainly due to the increased demand for our products, which we believe is a result of market expansion efforts.

Cost of goods sold was $23.2 million for the year ended December 31, 2007, an increase of $18.7 million, or 416%, compared to $4.5 million for the year ended December 31, 2006.  The increase was primarily a result of the increase in sales and was consistent with the increase in the net revenue.  As a percentage of the net revenue, cost of sales for the years ended December 31, 2007 and 2006 were 81% and 79%, respectively.  The increase as a percentage of revenues was due to the increased purchase price of our products.

Gross profit for the year ended December 31, 2007 was $5.5 million, or 19% of revenues, compared to $1.2 million, or 21% of revenues, for the year ended December 31, 2006.  The decrease in our gross profit margin for the year ended December 31, 2007 as a percentage of revenues was primarily due to the increased purchase price of our products and no corresponding increase in the sales price of our products.

Selling expenses were $2,587 for the year ended December 31, 2007, a drop of $16,794, or 87%, compared to $19,381 for the year ended December 31, 2006.  The decrease in selling expenses was attributable to a decrease in wages.

Other general and administrative expenses were $715,065 for the year ended December 31, 2007, an increase of $484,728, or 210%, compared to $230,337 for the year ended December 31, 2006.  The increase is mainly due to increased personnel salaries.

Interest expenses for interest-bearing debts for the year ended December 31, 2007 was $196,323, an increase of $184,707 or 1,590%, compared to $11,616 in 2006.  The increase is mainly the result of increased bank debt.

For the year ended December 31, 2007, we recorded a provision for income taxes of $1,515,478, compared to $314,577 for the same period in 2006.  The tax rate for the year ended December 31, 2007 was 33%.  Our income tax rate for the year ended December 21, 2006 was 33%.

Liquidity and Capital Resources

We had cash and cash equivalents of $1,134,954 as of December 31, 2008, as compared to $1,125,804 as of December 31, 2007 and $1,183,665 as of December 31, 2006.

We had a working capital of approximately $8,949,000, $2,505,000 and $1,688,000 as of December 31, 2008, 2007 and 2006, respectively.

Also in connection with the Share Exchange, we paid $350,000 to WestPark and $125,000 to a third party unaffiliated with the Company, SRKP 18 or WestPark.

Our accounts receivable has been an increasingly significant portion of our current assets, representing $12,322,099, $9,419,029 and $3,417,763, or 71%, 56%, 42% of current assets, as of December 31, 2008, 2007 and 2006, respectively.  If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected.  An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations.  A significant deterioration in our ability to collect on accounts receivable could affect our cash flow and working capital position and could also impact the cost or availability of financing available to us.

We provide our major customers with payment terms ranging from 30 to 90 days.  Additionally, our production lead time is approximately three weeks, from the inspection of incoming materials, to production, testing and packaging.  We need to keep a large supply of raw materials and work in process and finished goods inventory on hand to ensure timely delivery of our products to our customers.  We typically offer certain of our customers 30 to 90 days credit terms for payment. Allowance for doubtful accounts is based on our assessment of the collectability of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry.  If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed historical experience, our estimates could change and impact our reported results.  We have not experienced any significant amount of bad debt since the inception of our operation.

As of December 31, 2008, inventories amounted to $0.8 million, compared to $5.5 million as of December 31, 2007 and $2.6 million as of December 31, 2006.  The decrease is primarily due to the completion of sales contracts.  We keep certain reserve amounts of raw materials in our inventories and engage in long-term agreements with certain suppliers to assure minimum additional expense from any condition of rising prices and shortages of raw materials used to manufacture our products.

As of December 31, 2008, trade receivable amounted to $12.3 million, compared to $9.4 million as of December 31, 2007 and $3.4 million as of December 31, 2006.  As our sales volume increases, accounts receivable increases accordingly.

As of December 31, 2008, accounts payable and accrued liabilities amounted to $1.8 million, compared to $3.2 million as of December 31, 2007 and $5.5 million as of December 31, 2006.  The decrease in accounts payable and accrued liabilities is due to the fact that manufacturers have shortened their credit cycles.

As of December 31, 2008, various taxes payable amounted to $188,539, compared to $490,977 as of December 31, 2007 and $21,220 as of December 31, 2006.  The increase in various taxes payable from 2006 to 2007 is due to the rise of sales.  The decrease in various taxes payable from 2007 to 2008 is due to the decrease of our corporate income tax rate from 33% to 25%.

As of December 31, 2008, wages payable amounted to $59,501, compared to $23,890 as of December 31, 2007 and $7,774 as of December 31, 2006.  The increase in wages payable is due to increased personnel costs.

As of May 5, 2009, we received gross proceeds of approximately $4.98 million in a private placement transaction (the “Private Placement”).  Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 3,110,600 shares of Series A Convertible Preferred Stock at $1.60 per share.  In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark. The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of the Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.  The Company repaid the Note in full on January 23, 2009 using the proceeds from the second closing of the Private Placement.

We agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the Private Placement within 60 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor.  For its services as placement agent, WestPark received an aggregate commission equal to 12% of the gross proceeds from the financing and a 4% non-accountable expense allowance. No other consideration was paid to WestPark or to SRKP 18 in connection with the Share Exchange or Private Placement.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including pension insurance, medical insurance, unemployment insurance, and job injuries insurance, and maternity insurance, in accordance with relevant regulations.  Total contributions to the funds are approximately $6,487, $130,549 and $396 for the years ended December 31, 2008, 2007 and 2006, respectively.  We expect that the amount of our contribution to the government’s social insurance funds will increase in the future as we expand our workforce and operations and commence contributions to an employee housing fund.

The ability of Zhengzhou ZST to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance.  A majority of our revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, we may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.  Accordingly, Zhengzhou ZST’s funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

Net cash provided by operating activities was $3.3 million for the year ended December 31, 2008, compared to net cash used in operating activities of $7.6 million for the year ended December 31, 2007.  The increase was primarily due to an increase of account payables and a decrease in inventory.  Net cash used in operating activities was $7.6 million for the year ended December 31, 2007, compared to net cash provided by operations of $1.1 million for the year ended December 31, 2006.  The decrease was primarily due to an increase of account receivables and inventory and a decrease of account payables.

Net cash provided by investing activities amounted to approximately $68,500 for the year ended December 31, 2008, compared to net cash provided by investing activities of $1.0 million for the year ended December 31, 2007 and $149,600 for the year ended December 31, 2006.  The change was due to a new acquisition in 2007 and the disposal of production lines in 2006.

Net cash used by financing activities amounted to $3.5 million for the year ended December 31, 2008, compared to net cash provided by financing activities of $6.2 million for the year ended December 31, 2007.  The decrease was primarily a result of a decrease in bank loans and dividends paid in 2008.  Net cash provided by financing activities amounted to $6.2 million for the year ended December 31, 2007, compared to net cash used in financing activities of $120,000 for the year ended December 31, 2006.  The increase of cash provided was primarily a result of an increase in bank loans.

Based upon our present plans, we believe that cash on hand, cash flow from operations and funds available to use through low-cost domestic financing will be sufficient to fund our capital needs for the next 12 months.  Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs.  If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all.  Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs.  If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all.  Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2009, we closed a private placement transaction in which we received gross proceeds of approximately $4.98 million (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 3,110,600 shares of Series A Convertible Preferred Stock at a price of $1.60 per share. In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark. The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of this Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.  The Company repaid the Note in full using the proceeds from the second closing of the Private Placement.  The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

The placement agent, WestPark, earned a placement fee equal to 12% of the funds placed in the Private Placement and a 4% non-accountable expense allowance.No other consideration was paid to WestPark or to SRKP 18 in connection with the Share Exchange or Private Placement.

On January 14, 2009, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”). Each of the stockholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right (the “Share and Warrant Cancellation”).  Pursuant to the Share and Warrant Cancellation, an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock held by certain of our stockholders and warrantholders prior to the Share Exchange were cancelled.  The shares of common stock were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

On January 9, 2009, pursuant to the terms of the Share Exchange, we issued 1,985,000 shares of common stock to the stockholders of World Orient in exchange for all of the issued and outstanding shares of World Orient.   The securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

On January 3, 2007, we issued 7,096,390 shares of common stock for an aggregate cash consideration of $5,000 and warrants to purchase 7,096,390 shares of common stock at an exercise price of $0.0001 per share for an aggregate cash consideration of $2,500.  We sold these shares of common stock and warrants under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  Upon the full exercise of the Purchase Right, the stockholders of the Company prior to the Share Exchange agreed to the cancellation of an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by them.

POST-SHARE EXCHANGE, PRIVATE PLACEMENT AND PURCHASE RIGHT
DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which 17,455,000 shares are issued and outstanding as of May 14, 2009.  Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

•	are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

As of May 14, 2009, our Chief Executive Officer and Chairman of the Board, Zhong Bo, beneficially owns approximately 59.87% of the outstanding shares of our common stock (assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this report).  Accordingly, Mr. Zhong is in a position to control all of our affairs.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $0.0001 per share, from time to time in one or more series.  Upon completion of the Private Placement, we have issued 3,110,600 shares of our Series A Convertible Preferred Stock.  Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the purchase price of such shares.  However, if the Company at any time prior to the first trading day on which its common stock is quoted on the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange (each a “Trading Market”) sells or issues any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to the Company are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price.  Each share of Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of the Company’s common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, and (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement.

If the Company pays a stock dividend on its shares of common stock, subdivides outstanding shares of common stock into a larger number of shares, combines, through a reverse stock split, outstanding shares of its common stock into a smaller number of shares or issues, in the event of a reclassification of shares of the common stock, any shares of its capital stock, then the conversion price of the Series A Convertible Preferred Stock will be adjusted as follows: the conversion price will be multiplied by a fraction, of which (i) the numerator will be the number of shares of common stock outstanding immediately before one of the events described above and (ii) the denominator will be the number of shares of common stock outstanding immediately after such event.

Holders of the Series A Convertible Preferred Stock have the right to one vote per share of common stock issuable upon conversion of the shares underlying any shares of Series A Convertible Preferred Stock outstanding as of the record date for purposes of determining which holders have the right to vote with respect to any matters brought to a vote before the Company’s holders of common stock.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Convertible Preferred Stock shall receive $1.60 per share of Series A Convertible Preferred Stock and are entitled to receive in preference to the holders of common stock an amount per share of $1.60 plus any accrued but unpaid dividends.  If the Company’s assets are insufficient to pay the above amounts in full, then all of its assets will be ratably distributed among the holders of the Series A Convertible Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable were paid in full.

There are no additional specific dividend rights or redemption rights of holders of the Series A Convertible Preferred Stock.

If any shares of the Company’s Series A Convertible Preferred Stock are redeemed or converted, those shares will resume the status of authorized but unissued shares of preferred stock and will no longer be designated as Series A Convertible Preferred Stock.

As long as any shares of Series A Convertible Preferred Stock are outstanding, the Company cannot alter or adversely change the powers, preference or rights given to the Series A Convertible Preferred Stock holders, without the affirmative vote of those holders.

A copy of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock is attached hereto as Exhibit 3.3.

Warrants

Prior to the Share Exchange, Purchase Right, Share and Warrant Cancellation and Private Placement, the shareholders of the Company held an aggregate of 7,096,390 warrants to purchase shares of our common stock, and an aggregate of 6,676,390 warrants were cancelled in conjunction with the exercise of the Purchase Right and the Share and Warrant Cancellation.  As of May 14, 2009, our shareholders hold an aggregate of 420,000 warrants with an exercise price of $0.0001.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the NYSE Amex.  If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future.  The stock market in general has experienced extreme stock price fluctuations in the past few years.  In some cases, these fluctuations have been unrelated to the operating performance of the affected companies.  Many companies have experienced dramatic volatility in the market prices of their common stock.  We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially.  Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and safety of our products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of us; and

•	General economic and other national conditions.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER AND BYLAW PROVISIONS

We are subject to Section 203 of the Delaware General Corporation Law.  This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable.  In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts.  These provisions also may have the effect of preventing changes in our management.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

OVERVIEW

On December 11, 2008, the Company entered into a share exchange agreement with World Orient Universal Limited, a company organized under the laws of the British Virgin Islands (“World Orient”) and the shareholders of World Orient.  Pursuant to the share exchange agreement, as amended on January 9, 2009 (the “Exchange Agreement”), the Company issued an aggregate of 1,985,000 shares of its common stock to the World Orient shareholders in exchange for all of the issued and outstanding shares of World Orient (the “Share Exchange”).  The Share Exchange closed on January 9, 2009.  Upon the closing of the Share Exchange, the Company (i) became the 100% parent of World Orient, (ii) assumed the operations of World Orient and its subsidiaries, including Zhengzhou ZST and (iii) changed its name from SRKP 18, Inc. to ZST Digital Networks, Inc.

On January 14, 2009, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”). Each of the stockholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right (the “Share and Warrant Cancellation”). Pursuant to the Share and Warrant Cancellation, an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock held by certain of our stockholders and warrantholders prior to the Share Exchange were cancelled.

On May 5, 2009, we closed a private placement transaction in which we received gross proceeds of approximately $4.98 million (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 3,110,600 shares of Series A Convertible Preferred Stock at a price of $1.60 per share. In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark. The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of this Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.  The Company repaid the Note in full using the proceeds from the second closing of the Private Placement.  We agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the private placement within 60 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor.

Upon the consummation of the Share Exchange, Purchase Right, Share and Warrant Cancellation and Private Placement, Mr. Zhong Bo beneficially owns approximately 59.87% of our issued and outstanding common stock, the pre-existing shareholders of the Company own approximately 14.3% and investors in the Private Placement own approximately 15.13% (assuming the full conversion of the maximum number of shares of the Series A Convertible Preferred Stock issued and outstanding as of the date of this report).  We issued no fractional shares in connection with the Share Exchange.

Pursuant to the terms of the Share Exchange, we agreed to register a total of 2,940,000 shares of common stock and 420,000 shares of common stock issuable upon the exercise of outstanding warrants held by stockholders of the Company immediately prior to the Share Exchange.  Of these shares, 600,055 shares of common stock and 85,723 shares of common stock underlying warrants would be covered by the registration statement filed in connection with the Private Placement and 2,339,945 shares of common stock and 334,277 shares of common stock underlying warrants will be included in a subsequent registration statement filed by us within 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. Also in connection with the Share Exchange, we paid $350,000 to WestPark and $125,000 to a third party unaffiliated with the Company, SRKP 18 or WestPark.

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of its common stock on the NYSE Amex.

The shares of our common stock issued to the shareholders of World Orient in connection with the Share Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and, as a result, are “restricted securities” that may not be offered or sold in the United States absent registration or an applicable exemption from registration.

We intend to carry on the business of Zhengzhou ZST.  Our relocated executive offices are at Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, China.

A change of control of our company occurred upon the exercise of the Purchase Right by Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) and the Share and Warrant Cancellation.

At the consummation of the Share Exchange, the Company’s board of directors immediately prior to the Share Exchange, which consisted of Richard A. Rappaport and Anthony C. Pintsopoulos, appointed Zhong Bo, Zhong Lin, Yang Ai Mei, Tian Li Zhi, Sheng Yong and Liu Hui Fang to the board of directors of our company, with Zhong Bo serving as Chairman.  The directors and officers of the Company prior to the Share Exchange then resigned as officers and directors of our company upon the closing of the Share Exchange.  In addition, concurrent with the closing of the Share Exchange, our company’s board appointed Zhong Bo as Chief Executive Officer, Zeng Yun Su as Chief Financial Officer and Corporate Secretary, Zhong Lin as Chief Operating Officer and Xue Na as Deputy General Manager and President of the Labor Union.

The execution of the Exchange Agreement was reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008 and a copy of the Exchange Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K.  The transactions contemplated by the Exchange Agreement, as amended, were intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Prior to the Share Exchange, Richard A. Rappaport and Anthony C. Pintsopoulos served as directors of the Company and Mr. Pintsopoulos served as Chief Financial Officer and Secretary and Mr. Rappaport served as President of the Company.

Upon the closing of the Share Exchange, the following individuals were named to our board of directors and executive management:

Name	Age	Position	Term
Zhong Bo	58	Chairman of the Board and Chief Executive Officer	January 9, 2009 thru Present
Zhong Lin	28	Director and Chief Operating Officer	January 9, 2009 thru Present
Yang Ai Mei	58	Director	January 9, 2009 thru Present
Tian Li Zhi	35	Director	January 9, 2009 thru Present
Sheng Yong	46	Director	January 9, 2009 thru Present
Liu Hui Fang	30	Director	January 9, 2009 thru Present
Zeng Yun Su	45	Chief Financial Officer and Corporate Secretary	January 9, 2009 thru Present
Xue Na	31	Deputy General Manager and President of the Labor Union	January 9, 2009 thru Present

Zhong Bo has been chairman of the board of Zhengzhou ZST since 1996.  He has also served as the director of the Henan Association for the Promotion of Non-Governmental Entrepreneurs since July 1999, as the President of the Federation of Industry and Commerce (General Chamber of Commerce) since January 2001 and as a committee member of the Chinese People’s Political Consultative Conference since January 2004.  From October 1989 to September 1992, Mr. Zhong served as the manager of the Zhengzhou and Luoyang Offices of Beijing CEC Video & Audio Technology Jointly Developed Corporation.   From September 1970 to September 1989, Mr. Zhong served as the technical principal of the Zhumadian Branch of the Wuhan Times Academy of Sciences.  Mr. Zhong obtained a degree in Electronics in September 1989 from the Electronic Engineering Department of Tsinghua University and a Master’s degree in Business Management in 2003 from Asia International Open University in Macau.

Zhong Lin has served as general manager of Zhengzhou ZST since January 2008.  Prior to serving as general manager, Mr. Zhong served as the manager of the system integration department of Zhengzhou ZST, from April 2005 to December 2007.  Mr. Zhong received his MBA in 2005 from University of Manhatten B.C.  From 1997 to 2001, Mr. Zhong studied Computer Information Management at Nanjing University of Science and Technology.

Yang Ai Mei has served as managing director of Zhengzhou Guangda Textiles Co., Ltd., a cotton manufacturing company, since May 1995, where she has worked since 1988.  From January 1978 to January 1988, Ms. Yang was the manager of Zhongyuan Labour Services Company, a company which engages in the sale and trade of textiles.  Ms. Yang received a Bachelor of Economics in the field of Management in 1975 from Zheng Zhau University.

Tian Li Zhi has been employed as an attorney for the Henan Image Law Firm since May 2000.  From May 1997 to May 2000, Ms. Tian was a legal consultant for Zhengzhou Asia Group, a company which manages commercial properties.  Ms. Tian received a law degree in 1997 from Zheng Zhau University.

Sheng Yong has served as the general manager of Iaoning Unified Biological Energy Sources Co., Ltd., a biological energy company, since January 2004.  From January 1988 to January 2004, Mr. Sheng was the deputy general manager of Zhengzhou Yinhe Joint-Stock Co., Ltd., a textile manufacturing company.  Mr. Sheng received a Bachelor of Economics in Management from the Air Force Polities Academy of the Chinese People’s Liberation Army in 1999.

Liu Hui Fang has served as finance manager of Henan Zhongfu Container Co., Ltd., a company which engages in the production and sale of plastic packaging, since August 2002.  From July 1999 to August 2002, Ms. Liu served as chief accountant of Zhengzhou Fukang Medical Equipment Co., Ltd., a distributor of medical equipment. Ms. Liu received a degree in business accounting in 1999 from Henan Business College.  She is also a member of The Chinese Institute of Certified Public Accountants.

Zeng Yun Su has served as the chief financial officer of Zhengzhou ZST since January 2009.  Prior to his employment with Zhengzhou ZST, from November 1992 to July 2008, Mr. Zeng served as assistant director and then as the office director and director of the comprehensive plan department for the Henan General Construction Investment Company.  In 1992, Mr. Zeng worked at the Commodity Grain Base Office of the Henan Provincial Department of Agriculture.  Mr. Zheng received a diploma in politics and economics in 1999 from Henan University.

Xue Na has served as deputy general manager of Zhengzhou ZST since September 2005 and as president of the labor union for Zhengzhou ZST since 2003.  From January 2002 to August 2005, Ms. Xue served as the assistant general manager of Zhengzhou ZST and from July 1997 to December 2001, she held the position of office director of Zhengzhou ZST.  Ms. Xue received her MBA in 2002 from Asia International Open University (Macau).  From 1995 to 1997, Ms. Xue studied public relations at Zhengzhou Huanghe Science and Technology College.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Family Relationships

Zhong Bo is the father of Zhong Lin.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

There have been no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Board of Directors and Committees

Board Composition

Subject to certain exceptions, under the listing standards of the NYSE Amex (formerly known as the American Stock Exchange), a listed company’s board of directors must consist of a majority of independent directors. Currently, our board of directors has determined that each of the following non-management directors, Yang Ai Mei, Tian Li Zhi, Sheng Yong and Liu Hui Fang, is an “independent” director as defined by the listing standards of NYSE Amex currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE Amex rules.

Audit Committee

We established our Audit Committee in February 2009. The Audit Committee consists of Liu Hui Fang, Yang Ai Mei and Tian Li Zhi, each of whom is an independent director.  Liu Hui Fang, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our Company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter will be posted on our corporate website at: www.shenyangkeji.com.

Compensation Committee

We established our Compensation Committee in February 2009. The Compensation Committee consists of Liu Hui Fang and Tian Li Zhi, each of whom is an independent director. Liu Hui Fang is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter will be posted on our corporate website at: www.shenyangkeji.com.

Nominating Committee

We established our Nominating Committee in February 2009.  The Nominating Committee consists of Tian Li Zhi and Sheng Yong, each of whom is an independent director.  Tian Li Zhi is the Chairman of the Nominating Committee. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating Committee.  A copy of the Nominating Committee Charter will be posted on our corporate website at: www.shenyangkeji.com.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following table sets forth information concerning the compensation for the two fiscal years ended December 31, 2008 and 2007 of the principal executive officer, our two most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year (the “named executive officers”).

Name and Position	Year	Salary	Bonus	All other compensation (1)	Total

Zhong Bo (2)	2008	$6,594	$-	$-	$6,594
Chief Executive Officer and Chairman of the Board	2007	6,297	-	-	6,297

Richard Rappaport (3)	2008	$-	$-	$-	$-
Former Chief Executive Officer	2007	-	-	-	-
and Former Director

(1) Relates to automobile, housing and medical personal benefits.

(2) Mr. Zhao was appointed the Company’s Chief Executive Officer and Chairman of the Board upon the closing of the Share Exchange on January 9, 2009.

(3) Mr. Rappaport resigned from all positions with the Company upon the closing of the Share Exchange on January 9, 2009.

Outstanding Equity Awards at 2008 Fiscal Year End

There were no option exercises or options outstanding in 2008.

Employment Agreements

We have entered into an employment agreement with Zhong Bo, our Chief Executive Officer and Chairman of the Board, which expries in December 2011.  Mr. Zhong is paid a monthly salary of RMB 4,500, which is approximately USD$662.  The employment agreement provides that the parties may terminate the agreement upon mutual agreement or upon one month prior written notice to the other party. Mr. Zhong may terminate his employment immediately under certain circumstances including if the Company fails to provide certain required labor protection or working conditions, fails to pay compensation on time and in full, or acts in such a way to harm Mr. Zhong’s right and interests or threaten his personal safety.  The employment agreement also provides that the Company may terminate such agreement immediately under certain circumstances including if Mr. Zhong does not satisfy the conditions for employment during the probation period, materially breaches the Company’s rules and regulations, or neglects his duties thereby causing substantial damage to the Company.  The employment agreement restricts the Company’s ability to terminate the employment agreement under certain circumstances including if Mr. Zhong has proven that he is unable to work due to a work-related injury, or has contracted an illness or sustained a non-work-related injury and the prescribed period of medical care has not yet expired.  In addition, the employment agreement provides that under certain circumstances, Mr. Zhong may have to compensate the Company for economic losses incurred.  Under the employment agreement, Mr. Zhong has an obligation to maintain commercial secrets of the Company.  The employment agreement contains general provisions for mediation and arbitration in the case of any dispute arising out of the employment agreement that cannot first be settled by consultation and negotiation.

Director Compensation

The Company did not and does not currently have an established policy to provide compensation to members of its board of directors for their services in that capacity. The Company intends to develop such a policy in the near future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange

On January 9, 2009, we completed the Share Exchange with World Orient and the former stockholders of World Orient.  At the closing, World Orient became our wholly-owned subsidiary and 100% of the issued and outstanding securities of World Orient were exchanged for securities of the Company.  An aggregate of 1,985,000 shares of common stock were issued to the stockholders of World Orient.  As of the close of the Share Exchange, the former stockholders of World Orient owned approximately 21.9% of our issued and outstanding common stock.

Upon the closing of the Share Exchange, the Company’s board of directors resigned in full and appointed Zhong Bo, Zhong Lin, Yang Ai Mei, Tian Li Zhi, Sheng Yong and Liu Hui Fang to the board of directors of our Company, with Zhong Bo serving as Chairman.  The Company’s board of directors also appointed Zhong Bo as Chief Executive Officer, Zeng Yun Su as Chief Financial Officer and Corporate Secretary, Zhong Lin as Chief Operating Officer and Xue Na as Deputy General Manager and President of the Labor Union, each of whom were executives and/or directors of Zhengzhou ZST. Also in connection with the Share Exchange, we paid $350,000 to WestPark and $125,000 to a third party unaffiliated with the Company, SRKP 18 or WestPark.

Purchase Right and Share and Warrant Cancellation

On January 14, 2009, Zhong Bo, our Chief Executive Officer and Chairman of the Board, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “ZST Management”) purchased an aggregate of 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”).  Each of the stockholders and warrantholders of the Company prior to the Share Exchange agreed to cancel 0.3317 shares of common stock and warrants to purchase 0.5328 shares of common stock held by each of them for each one (1) share of common stock purchased by the ZST Management pursuant to the Purchase Right (the “Share and Warrant Cancellation”).  Pursuant to the Share and Warrant Cancellation, an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock held by certain of our stockholders and warrantholders prior to the Share Exchange were cancelled.

Private Placement

WestPark, the placement agent for the $4.98 million equity financing conducted by the Company, received a commission equal to 12% of the gross proceeds from the financing and a 4% non-accountable expense allowance. No other consideration was paid to WestPark or to SRKP 18 in connection with the Share Exchange or Private Placement.  Furthermore, in connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest (the “Note”), to WestPark Capital Financial Services, LLC, the parent company of WestPark.  The principal was due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of the Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement.   The Company repaid the Note in full on January 23, 2009 using the proceeds from the second closing of the Private Placement.

Richard Rappaport, our President and one of our controlling stockholders prior to the Share Exchange, indirectly holds a 100% interest in WestPark.  Anthony C. Pintsopoulos, our officer, director and significant stockholder prior to the Share Exchange, is the Chief Financial Officer of WestPark.  Kevin DePrimio and Jason Stern, each employees of WestPark, are also stockholders of the Company.  Thomas J. Poletti is a former stockholder of the Company and a partner of K&L Gates LLP, our U.S. legal counsel.  Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Share Exchange.

Patent License Agreement

Our Chief Executive Officer, Zhong Bo, has legal ownership of one patent in China that we rely on in the operation of our business. On January 9, 2009, we entered into a patent license agreement with Mr. Zhong for the right to use such patent in the operation of our business. We and Mr. Zhong also filed appropriate certificates with the Bureau of Intellectual Property in the PRC, which, after approved by the Bureau, would result in the legal license of the patent by us.  The certificates were approved on January 9, 2009.  Mr. Zhong did not receive any additional consideration for the license of the intellectual property rights to us, other than the execution of the patent license agreement being a condition to the closing of the Share Exchange.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise.  We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection.  As of the Effective Time of the Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.  Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the Share Exchange on January 9, 2009 are deemed outstanding even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the Share Exchange, Purchase Right, Share and Warrant Cancellation and Private Placement, we had outstanding 7,096,390 shares of common stock, warrants to purchase 7,096,390 shares of common stock, no preferred stock, and no options to purchase shares of common stock.  As of May 14, 2009, immediately after the closing of the Share Exchange, Purchase Right, Share and Warrant Cancellation and Private Placement, we have 17,455,000 issued and outstanding shares of common stock, warrants to purchase 420,000 shares of common stock at an exercise price of $0.0001 per share, 3,110,600 shares of Series A Convertible Preferred Stock, and no options to purchase shares of common stock.

The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 14, 2009 based on 17,455,000 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our Company;

•	Each named executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.  Unless otherwise indicated, the address of each stockholder listed in the table is c/o ZST Digital Networks, Inc., Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, People’s Republic of China.

Name and Address of Beneficial Owner	Title	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of Total Voting Power Held (1)

Directors and Executive Officers:

Zhong Bo	Chairman of the Board of Directors and Chief Executive Officer	12,313,231	(2)	70.54%	59.87%

Zhong Lin	Director and Chief Operating Officer	—		—	—

Yang Ai Mei	Director	—		—	—

Tian Li Zhi	Director	—		—	—

Sheng Yong	Director	—		—	—

Liu Hui Fang	Director	—		—	—

All Officers and Directors as a Group (total of eight (8) persons)		12,313,231		70.54%	59.87%

5% Stockholders:

Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		2,153,422	(3)	12.15%	10.34%

WestPark Capital Financial Services, LLC (4) 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		1,313,423	(5)	7.45%	6.34%

Wu Dexiu No. 5, Unit 6, Block 28 Huzhu Road, Zhongyuan District Zhengzhou, PRC		1,090,110		6.25%	5.30%

* Indicates less than 1%.
__________________________

(1)
Assuming the full conversion of the maximum number of shares of Series A Convertible Preferred Stock issued and outstanding as of May 14, 2009, which was 3,110,600 shares, into shares of our common stock.

(2)
Includes 11,223,121 shares of common stock owned by Mr. Zhong.  Also includes 1,090,110 shares of common stock owned by Mr. Zhong’s wife, Wu Dexiu.  Mr. Zhong may be deemed the beneficial owner of these securities since he has voting and investment control over the securities.

(3)
Includes 470,399 shares of common stock and a warrant to purchase 67,200 shares of common stock owned by Mr. Rappaport.  Also includes 132,300 shares of common stock and warrants to purchase 18,900 shares of common stock owned by each the Amanda Rappaport Trust and the Kailey Rappaport Trust as well as the shares of common stock and warrants to purchase shares of common stock owned by WestPark Capital Financial Services, LLC.  Mr. Rappaport, as Trustee of the Rappaport Trusts and Chief Executive Officer and Chairman of WestPark Capital Financial Services, LLC, may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

(4)	Richard Rappaport serves as Chief Executive Officer and Chairman of WestPark Capital Financial Services, LLC.

(5)	Includes 1,149,246 shares of common stock and a warrant to purchase 164,177 shares of common stock.

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the consummation of the Share Exchange, the Company’s board of directors immediately prior to the Share Exchange, which consisted of Richard A. Rappaport and Anthony C. Pintsopoulos, appointed Zhong Bo, Zhong Lin, Yang Ai Mei, Tian Li Zhi, Sheng Yong and Liu Hui Fang to the Company’s Board of Directors, with Zhong Bo serving as Chairman.  The directors and officers of the Company prior to the Share Exchange then resigned as officers and directors of the Company upon the closing of the Share Exchange.  In addition, concurrent with the closing of the Share Exchange, the Company’s board appointed Zhong Bo as Chief Executive Officer, Zeng Yun Su as Chief Financial Officer and Corporate Secretary, Zhong Lin as Chief Operating Officer and Xue Na as Deputy General Manager and President of the Labor Union.

For complete information regarding our new officers and directors, refer to “Executive Officers, Directors and Key Employees” under Item 5.01 above.

ITEM 5.03          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Immediately after the closing of the Share Exchange, the Company changed its corporate name from “SRKP 18, Inc.” to “ZST Digital Networks, Inc.” by the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State’s Office on January 9, 2009.  The Company effected the name change to better reflect the nature of its new business operations following the Share Exchange.  The Certificate of Ownership and Merger is attached hereto as Exhibit 3.4.  Holders of stock certificates bearing the name “SRKP 18, Inc.” may continue to hold them and will not be required to exchange them for new certificates or take any other action.

ITEM 5.06          CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the Share Exchange, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased being a shell company upon completion of the Share Exchange.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

We are providing financial and other information for informational purposes only.  It does not necessarily represent or indicate what the financial position and results of operations of our company will be now that the Share Exchange is concluded.

FINANCIAL STATEMENTS OF ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED AND WORLD ORIENT UNIVERSAL LIMITED

Provided below are (i) the audited financial statements for Zhengzhou Shenyang Technology Limited, a company organized under the laws of the People’s Republic of China, for the years ended December 31, 2008, 2007, and 2006, (ii) the audited consolidated financial statements for World Orient Universal Limited, a company organized under the laws of the British Virgin Islands, for the years ended December 31, 2008 and 2007, and (iii) the unaudited pro forma information for the Company as of December 31, 2008.  You are encouraged to review the financial statements and related notes.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED

FINANCIAL STATEMENTS

DECEMBER 31, 2008

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED

INDEX

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

BALANCE SHEETS	F-3

STATEMENTS OF OPERATIONS	F-4

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME	F-5

STATEMENTS OF CASH FLOWS	F-6

NOTES TO FINANCIAL STATEMENTS	F-7-F-18

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Zhengzhou Shenyang Technology Company Limited

We have audited the accompanying balance sheets of Zhengzhou Shenyang Technology Company Limited as of December 31, 2008, 2007 and 2006 and the related statements of operations, cash flows and changes in stockholders’ equity and comprehensive income for each of the years in the three year period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhengzhou Shenyang Technology Company Limited at December 31, 2008, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2008 in conformity with accounting principles generally accepted in the in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
March 25, 2009

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Balance Sheets
(In US Dollars)

	December 31,
	2008	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$1,134,954	$1,125,804	$1,183,665
Trade receivables, net (Note 3)	12,322,099	9,419,029	3,417,763
Contract receivable (Note 4)	-	101,499	94,946
Short-term demand loans receivable (Note 6)	6,307	769,855	731,645
Inventories, net (Note 5)	775,185	5,488,794	2,622,909
Advances (Note 12)	3,024,668	-	-
Taxes recoverable	-	-	6,713
Prepaid expenses and other receivables	6,968	12,930	11,579
Total Current Assets	17,270,181	16,917,911	8,069,220
Property, plant and equipment, net (Note 7)	34,148	62,521	81,048
Total Assets	$17,304,329	$16,980,432	$8,150,268

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable-trade	$1,270,096	$3,026,572	$5,353,267
Customer deposit	1,467	36,854	3,206
Billings in excess of costs on uncompleted projects (Note 9)	-	18,635	1,943
Accrued liabilities and other payable	501,176	222,440	146,971
Various taxes payable	188,539	490,977	21,220
Short-term demand loans payable (Note 8)	3,931,991	7,933,436	814,621
Employee security deposit payable	8,911	12,281	12,831
Wages payable	59,501	23,890	7,774
Dividend payable	-	2,624,266	-
Due to related parties (Note 11)	2,359,728	-	19,237
Due to affiliated company (Note 11)	-	23,405	-
Total current liabilities	8,321,409	14,412,756	6,381,070

Commitments and Contingencies (Note 13)	-	-	-

Stockholders' Equity
Invested capital	1,321,556	1,321,556	2,177,411
Additional paid-in capital	167,958	96,889	26,810
Accumulated other comprehensive income	590,839	423,683	138,200
Statutory reserve fund (Note 10)	1,491,963	575,010	123,126
Retained earnings (unrestricted)	5,410,604	219,086	427,808
Due from related parties (Note 11)	-	(68,548)	(1,124,157)
Total stockholders' equity	8,982,920	2,567,676	1,769,198
Total Liabilities and Stockholders' Equity	$17,304,329	$16,980,432	$8,150,268

The accompanying notes are an integral part of these financial statements.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Statements of Operations
(In US Dollars)

	For the Year Ended
	December 31,
	2008	2007	2006

Revenue	$55,430,819	$28,717,251	$5,650,246
Cost of goods sold	(45,594,243)	(23,221,360)	(4,477,671)
Gross Profit	9,836,576	5,495,891	1,172,575

Operating Costs and Exp
Selling expenses	146,459	2,587	19,381
Depreciation	20,884	43,546	42,047
Other general and administrative	1,005,975	715,065	230,337
Research and development	-	88,864	48
Total operating costs and exp	1,173,318	850,062	291,813
Income from Operations	8,663,258	4,645,829	880,762

Other Income (Expenses)
Gain (loss) on disposal of assets	(11,295)	(319)	48,183
Interest income	9,753	3,489	473
Interest expense	(338,742)	(196,323)	(11,616)
Imputed interest	(71,069)	(70,079)	(19,905)
Sundry income (expense), net	(10,869)	309	55,368
Total Other Income (Expenses)	(422,222)	(262,923)	72,503
Income before Income Tax	8,241,036	4,382,906	953,265
Income Taxes (Note 14)	(2,132,565)	(1,515,478)	(314,577)
Net Income	$6,108,471	$2,867,428	$638,688

The accompanying notes are an integral part of these financial statements.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Statements of Changes in Stockholders' Equity and Comprehensive Income
(In US Dollars)

				Accumulated
		Additional	Statutory	Other	Retained	Due from	Total
		Paid-In	Reserve	Comprehensive	Earnings	Related	Stockholders'	Comprehensive
	Capital	Capital	Fund	Income	(Unrestricted)	Parties	Equity	Income

Balance at December 31, 2005	$2,177,411	$6,905	$39,688	$49,963	$(127,442)	$(781,388)	$1,365,137
Allocation of retained earnings
to statutory reserve fund	-	-	83,438	-	(83,438)	-	-
Imputed interest allocated	-	19,905	-	-	-	-	19,905
Due from related parties	-	-	-	-	-	(342,769)	(342,769)
Net income for the year	-	-	-	-	638,688	-	638,688	$638,688
Foreign currency translation
adjustment	-	-	-	88,237	-	-	88,237	88,237
Comprehensive income								$726,925

Balance at December 31, 2006	2,177,411	26,810	123,126	138,200	427,808	(1,124,157)	1,769,198
Authorized capital withdrew
from shareholders	(855,855)	-	-	-	-	-	(855,855)
Allocation of retained earnings
to statutory reserve fund	-	-	451,884	-	(451,884)	-	-
Imputed interest allocated	-	70,079	-	-	-	-	70,079
Dividend declared	-	-	-	-	(2,624,266)	-	(2,624,266)
Due from related parties	-	-	-	-	-	1,055,609	1,055,609
Net income for the year	-	-	-	-	2,867,428	-	2,867,428	$2,867,428
Foreign currency translation
adjustment	-	-	-	285,483	-	-	285,483	285,483
Comprehensive income								$3,152,911

Balance at December 31, 2007	1,321,556	96,889	575,010	423,683	219,086	(68,548)	2,567,676
Allocation of retained earnings
to statutory reserve fund	-	-	916,953	-	(916,953)	-	-
Imputed interest allocated	-	71,069	-	-	-	-	71,069
Due from related parties	-	-	-	-	-	68,548	68,548
Net income for the year	-	-	-	-	6,108,471	-	6,108,471	$6,108,471
Foreign currency translation
adjustment	-	-	-	167,156	-	-	167,156	167,156
Comprehensive income								$6,275,627

Balance at December 31, 2008	$1,321,556	$167,958	$1,491,963	$590,839	$5,410,604	$-	$8,982,920

The accompanying notes are an integral part of these financial statements.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Statements of Cash Flows
(In US Dollars)

	For the Year Ended
	December 31,
	2008	2007	2006
Cash Flows from Operating Activities
Net income	$6,108,471	$2,867,428	$638,688
Adjustments to reconcile net income to net
cash provided (used) by operating activities
Depreciation	20,884	43,546	42,047
Imputed interest	71,069	70,079	19,905
(Gain)/Loss on disposal of assets	11,295	319	(48,183)
Changes in operating assets and liabilities
Accounts receivable-trade, net	(2,903,070)	(6,001,266)	(2,017,173)
Contract receivable	101,499	(6,553)	(43,249)
Prepaid expenses and other receivables	(5,962)	(1,351)	13,183
Inventories, net	4,713,609	(2,865,885)	(1,809,028)
Advances	(3,024,668)	-	-
Accounts payable and accrued liabilities	(1,516,497)	(2,218,128)	4,456,606
Billings in excess of costs on uncompleted projects	(18,635)	16,692	1,943
Various taxes payable and taxes recoverable	(302,438)	476,470	(64,187)
Wages payable	35,611	16,116	7,774
Corporate tax payable	-	-	(93,092)
Net cash provided (used) by operating activities	3,291,168	(7,602,533)	1,105,234

Cash Flows from Investing Activities
Purchases of property and equipment	-	(43,082)	-
Proceeds of disposal of fixed assets	-	22,661	193,186
Due from related parties	68,548	1,055,609	(342,769)
Net cash provided (used) by investing activities	68,548	1,035,188	(149,583)

Cash Flows from Financing Activities
Changes in short-term demand loans receivable	763,548	(38,210)	(142,071)
Changes in short-term demand loans payable	(4,001,445)	7,118,815	259,771
Decrease in authorized capital	-	(855,855)	-
Dividend paid	(2,624,266)	-	-
Due to related parties	2,340,491	4,168	(237,239)
Net cash provided (used) by financing activities	(3,521,672)	6,228,918	(119,539)

Effect of exchange rate changes on cash
and cash equivalents	171,106	280,566	124,725
Increase (decrease) in cash and cash equivalents	9,150	(57,861)	960,837
Cash and cash equivalents, beginning of period	1,125,804	1,183,665	222,828

Cash and cash equivalents, end of period	$1,134,954	$1,125,804	$1,183,665

Supplemental disclosure information:
Interest paid	$338,742	$196,323	$11,616
Income taxes paid	$2,132,565	$1,515,478	$314,577

The accompanying notes are an integral part of these financial statements.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Zhengzhou Shenyang Technology Company Limited (“the Company”) was established on May 20, 1996 as a private domestic corporation in Zhengzhou, Henan Province, PRC with an authorized capital of Reminbi (the Chinese currency, “RMB”) 1.5 million. On April 8, 1999, the Company increased its authorized capital from RMB 1.5 million to RMB 8 million. On July 27, 2004, the Company further increased its authorized capital to RMB 18 million. On March 15, 2007, the Company decreased its authorized / invested capital to RMB 11.5 million.

In 2005, the Company’s primary revenues were from sales of broadcasting equipment, hi-tech optical transmission devices, and telecommunication products. The Company had one construction project in 2005 to provide design and install monitoring and telecommunication system. The Company also provided testing and technician consulting services.

In 2006, the Company’s sales of hi-tech optical transmission devices and telecommunication products increased significantly, the Company sold its raw materials and production line, and shifted into wholesale business. The Company also had several small construction projects and some testing services.

Since 2007, the Company focused its business development efforts on sales of Internet Protocol Television (“IPTV”) and hi-tech optical transmission devices.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In the opinion of the management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2008, 2007 and 2006, and the results of operations and cash flows for the years ended December 31 2008, 2007 and 2006, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase.  Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectability of receivables and our operating results. The Management’s judgment and assessment on customers credit is severely to approve. The Company has not provided a bad debt allowance based upon its historical collection experience. There were no bad debts write offs for the year ended as at December 31, 2008, 2007 and 2006 and no accounts receivables outstanding in excess of 90 days at December 31, 2008.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, which are primarily comprised of raw materials and finished goods, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. Cost is determined on the basis of a moving average. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 5% salvage value of original cost, over the estimated useful lives of the assets as follows:

Machinery and equipment	5 years
Office equipment	5 years
Automobile	5 years
Other equipment	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Revenue Recognition

The Company recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue when its products are shipped.

The IPTV device sales contracts include a one-year quality assurance warranty for defects.  According to the sales contract terms, customers are able to hold back 10% of the total contract balance payable to the Company for one year.  This deferred payment obligation is not contingent on resale of the product.  In accordance with SFAS FASB No. 48, "Revenue Recognition When Right of Return Exists", the Company records the hold back as revenue at the time of sale when its products are shipped to customers.  Costs related to quality assurance fulfillment are mainly the costs of materials used for repair or replacement of damaged or defective products and are expensed as incurred.  As the costs associated with such assurance were immaterial in monetary terms, no assurance liability is accrued for all periods.  The Company incurred quality assurance costs of $199,999, $63,495 and $0 for the years ended December 31, 2008, 2007 and 2006, respectively.  These costs incurred represent 0.67% and 0.52% of 2008 and 2007 IPTV box sales, respectively.  In the event of defective product returns, the Company has the right to seek replacement of such returned units from its supplier.

Revenues from fixed-price construction contracts are recognized on the completed-contract method. This method is used because most of the construction and engineering contracts are completed within six months or less and financial position and results of operations do not vary significantly from those which would result from using the percentage-of-completion method. A contract is considered complete when all costs have been incurred and the installation is operating according to specifications or has been accepted by the customer.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, suppliers, tools, repairs, and depreciation costs. General and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when received.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Research and Development Expenses

Research and development expenditures are expensed in the period incurred. The Company spent $0 and $88,864, $48 on research and development efforts in the years ended December 31, 2008, 2007 and 2006, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. The Company did not incur any advertising expenses for the years ended December 31, 2008, 2007 and 2006, respectively.

Foreign Currency Translation

The functional currency of the Company is RMB. The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared in RMB, are translated into the Company’s reporting currency, United States Dollars (“USD”). Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2006	7.79750	7.96369
Year ended December 31, 2007	7.29410	7.59474
Year ended December 31, 2008	6.81731	6.9373

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Recently Adopted Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157 effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS 157 was not material to the Company's financial statements or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS 159”) which is effective for fiscal years beginning after November 15, 2007. SFAS 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company has not elected the fair value option for any assets or liabilities under SFAS 159.

Recent Accounting Pronouncements

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Non-controlling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our financial statements and footnote disclosures.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements – (continued)

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact of adopting SFAS 161 on our financial statements.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”) which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets (“FAS No. 142”). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share (“EPS”). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:
	December 31,
	2008	2007	2006
Trade receivables	$12,322,099	$9,419,029	$3,417,763

The Company has not provided a bad debt allowance based upon its historical collection experience.  There were no bad debts write offs for the years ended December 31, 2008, 2007 and 2006 and no accounts receivable outstanding in excess of 90 days at December 31, 2008.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 4 – CONTRACTS RECEIVABLE

Contracts receivable consist of the following:
	December 31,
	2008	2007	2006
Completed contracts, including retentions	$-	$101,499	$94,946

The Company started to provide construction services for Henan Siqi Technology Company in 2005 under separated contracts. The contracts receivables were from several completed projects. The Company still finished all projects with Henan Siqi Technology Company and contracts receivables were collected in 2008. There was no ongoing project at the end of 2008.

NOTE 5 – INVENTORY, NET

Inventory consists of the following:
	December 31,
	2008	2007	2006
Products	$775,185	$5,488,794	$2,622,909

The Company sold its production lines in 2006 and has operated as a retailer since then. There was no reserve for obsolete inventory for all the periods as the Company has purchased inventory based on customers’ orders.

Since 2008, the Company focuses on sales of IPTV devices and ordered products according to sales contracts. Thus, the ending balance of inventory decreased.

NOTE 6 – SHORT-TERM DEMAND LOANS RECEIVABLE

Short-term interest-free loans receivable consist of the following:
	December 31,
	2008	2007	2006
Short-term interest-free loans receivable	$6,307	$769,855	$731,645

Short-term interest-free loans were borrowed by the Company’s customers who were short of working capitals with terms less than six months in order to maintain customer relations, and were payable on demand. Since the customers usually have a long-time business relationship with the Company, the Company did not charge for any interests. The Company has not experienced any problems of collections.

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:
	December 31,
	2008	2007	2006
Machinery and equipment	$89,463	$83,616	$83,024
Office equipment	32,447	48,775	41,846
Automobiles	101,827	95,173	97,034
Accumulated depreciation	(189,589)	(165,043)	(140,856)
Total	$34,148	$62,521	$81,048

The depreciation expenses are $20,884, $43,546, and $42,047 in the years ended 2008, 2007 and 2006, respectively.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 8–SHORT-TERM DEMAND LOANS PAYABLE

Since 2005, the Company had several outstanding short-term demand loans which were used primarily for general working capital purposes. These short-term unsecured loans were borrowed from long-term relationship customers bearing no interest. The balances of such short-term demand loans as of December 31, 2008, 2007 and 2006, were $0, $1,590,203, and $429,871, respectively. The imputed interests are assessed as an expense to the business operation and addition to the paid-in capital. The calculation is performed monthly by annual rate in the rage from 5.58 to7.30% with the reference to the one-year loan rate from The People’s Bank of China. The imputed interests as of December 31, 2008, 2007 and 2006 were $36,573, $70,079 and $19,905, respectively.

To expand the Company’s business, it borrowed one-year bank loans from Bank of Communication in 2006 and from Austria Central Cooperation Bank in 2007. These loans carried at an annual interest rate of 6.7275% for loans from Bank of Communication and 6.6975% for loans from Austria Central Cooperation Bank Beijing Branch. These loans were secured by insurance companies. The balances of such short-term demand loans as of December 31, 2008, 2007 and 2006 were $3,931,991, $6,343,233 and $384,750, respectively.

The outstanding loans are as follows:
	December 31,
Bank Loan:	2008	2007	2006
Bank of Communication	$-	$-	$384,750
Austria Central Cooperation Bank	3,931,991	6,343,233	-

Corporation Loan:
Henan Siqi Technology Company	-	41,129	179,545
ZZ Huashitong Company	-	1,209,923	-
Yancity Television Department	-	11,792	11,030
Shanghai Post-communication Equipment	-	123,387	115,422
Xinhao Electronic Company	-	144,473	-
Tonghua Tianma Company	-	54,012	-
ZZ Boqing Technology Company	-	-	89,772
Others	-	5,487	34,102
Total	$3,931,991	$7,933,436	$814,621

Interest expense incurred for the above short-term bank loans for the years ended December 31, 2008, 2007 and 2006 were $338,742, $196,323, and $11,616, respectively.

NOTE 9 – COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

	December 31,
	2008	2007	2006
Billings on uncompleted contracts	$-	$105,565	$34,626
Costs incurred on uncompleted contracts	-	(86,930)	32,683
Billings in excess of costs on uncompleted contracts	$-	$18,635	$1,943

The Company finished two construction projects with Henan Siqi Technology Company in 2008.

NOTE 10 – STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 11 – DUE FROM (TO) RELATED PARTIES

Transactions with related individuals

For the year then ended December 31, 2007 and 2006, the Company had an outstanding payable to Mr. Zhong, the President and CEO, totaling $0 and $12,183, respectively. The amount due to Mr. Zhong was incurred for the Company’s regularly business activities expenses that were amounts owed to him for reimbursements. These amounts are non-secured, no interest bearing, and are considered to be short-term with no fixed repayment date.

For the year then ended December 31, 2007 and 2006, the Company had an outstanding payable to Ms. Sen, the Executive Secretary to CEO and Cash Manager, totaling $0 and $7,054, respectively. The amount due to Ms. Sen was incurred for the Company’s regularly business activities expenses that were amounts owed to her for reimbursements. These amounts are non-secured, no interest bearing, and are considered to be short-term with no fixed repayment date.

For the year then ended December 31, 2008, the Company had an outstanding payable to Mr. Zhong, Ms. Sen, Mr. Huang, Ms. Wu, and Ms. Li totaling $2,102,178, $13,759, $21,152, $211,814 and $10,825, respectively. These amounts are non-secured, no interest bearing, and are considered to be short-term within 5 months starting from October 6, 2008 to March 5, 2009.

For the year then ended December 31, 2008, 2007 and 2006, there were no outstanding balances to other related individuals. The compensation of related individuals recorded by the Company was summarized as following:

	December 31,
	2008	2007	2006
Zhong, Po (Chairman & CEO)	$6,594	$6,297	$2,703
Huang, Jenkang (VP)	4,719	4,630	2,948
Wu, Dexio (Warehousing, CEO's Wife)	2,319	2,183	993
Li, Yuting (Executive Secretary to CEO)	4,241	4,050	1,738
Sen, Hui (Executive Secretary to CEO)	3,902	3,809	1,671
Wang, Weiping (VP, Operations)	4,531	4,637	1,925
Zhong, Lin (GM and CEO's Son)	4,787	4,576	2,022

Transactions with related companies

For the year ended December 31, 2007 and 2006, the Company had an outstanding receivable from Shenyang Real Estate (ZZ) Co., Ltd; Mr. Zhong Bo holds 60% of the ownership, totaling $ 68,548 and $384,750. Due to its shortage of working capital, Shenyang Real Estate borrowed loans from the Company with non-interest bearing and no fixed repayment date.

For the year ended December 31, 2007, the Company had an outstanding payable of $23,405 to Henan Jingbuo Electronics Co., Ltd (“Jingbuo”), Mr. Zhong; Bo holds 98.84% of the ownership. The Company had an outstanding receivable of $473,929 from Jingbuo as of December 31, 2006.  The demand loans were used primarily for general working capital purposes with non-interest bearing and no fixed repayment date.

For the year ended December 31, 2008, 2007 and 2006, the Company had an outstanding receivable from Shenyang Cables (ZZ) Co., Ltd, Mr. Zhong; Lin holds 91.4% of the ownership, totaling $0, $0, and $265,478, respectively. The demand loans were used primarily for general working capital purposes with non-interest bearing and no fixed repayment date.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 11 – DUE FROM (TO) RELATED PARTIES (continued)

Due to related parties and affiliated companies consist of the following:
	December 31,
	2008	2007	2006
Henan Jingbuo Electronics Co., Ltd.
(Mr. Zhong, Bo owns 98.84%)	$-	$23,405	$-
Sen, Hui (shareholder)	13,759	-	7,054
Zhong, Bo (CEO)	2,102,178	-	12,183
Huang, Jenkang (VP)	21,152	-	-
Wu, Dexio (Warehousing, CEO's Wife)	211,814	-	-
Li, Yuting (Executive Secretary to CEO)	10,825	-	-
Total	$2,359,728	$23,405	$19,237

The imputed interest for the years ended December 31, 2008, 2007 and 2006 were $34,496, $0 and $0, respectively.

Due from related parties and affiliated companies consist of the following:
	December 31,
	2008	2007	2006
Shenyang Real Estate (ZZ) Co., Ltd.	$-	$68,548	$384,750
Henan Jingbuo Electronics Co., Ltd.	-	-	473,929
Shenyang Cables (ZZ) Co., Ltd.	-	-	265,478
Total	$-	$68,548	$1,124,157

NOTE 12 – ADVANCES

In accordance to the purchase contracts, the Company is required to make an advance to its suppliers to purchase the IPTV materials and add on process work.  The advance is applied to the total invoice balance upon satisfaction of the delivered goods.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Office lease commitments

The Company has entered into two office lease agreements.  The Company’s commitments for minimum lease payments under these leases for the next five years and thereafter are as follows as follows:

Year Ending December 31,
2009	$7,334
2010	5,195
thereafter	-
$12,529

During 2007, an officer of the Company provided administrative office space valued at approximately $2,000.  As the amount was not material; no expense was recorded for this amount.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES (continued)

Lack of insurance

The Company could be exposed to liabilities or other claims for which the Company would have no insurance protection. The Company does not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy except for property insurance policies with limited coverage. For example, because the Company does not carry products liability insurance, a failure of any of the products marketed by the Company may subject it to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of its products. The Company cannot assure that it will have enough funds to defend or pay for liabilities arising out of a products liability claim. To the extent the Company incurs any product liability or other litigation losses, its expenses could materially increase substantially. There can be no assurance that the Company will have sufficient funds to pay for such expenses, which could end its operations.  There can be no guarantee that the Company will be able to obtain additional insurance coverage in the future, and even if it can obtain additional coverage, the Company may not carry sufficient insurance coverage to satisfy potential claims. Any purchasers of the Company’s common stock could lose their entire investment should uninsured losses occur.

NOTE 14 –PROVISION FOR INCOME TAXES

The Company is registered in PRC and has no tax advantages granted by local government for corporate income taxes and sales taxes because it is a domestic corporation.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

The provision for taxes on earnings consisted of:
	December 31,
	2008	2007	2006
PRC Corporate Income Tax	$2,132,565	$1,515,478	$314,577

A reconciliation between the income tax computed at the PRC statutory rate and the Company’s provision for income taxes for the years of 2006, 2007 and 2008 is as follows:
	December 31,
	2008	2007	2006
PRC Corporate Income Tax Rate	$25%	$33%	$33%

Effective January 1, 2008, the new "Law of the People's Republic of China on Enterprise Income Tax" was implemented. The new law requires that all resident enterprises, domestic or foreign, the Enterprise Income Tax rate is unified 25%.

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 15- SEGMENT INFORMATION

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (research, development, production, marketing and sales of electronic products) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

The Company’s revenues, costs and gross profits were broken into the following categories:

Product Sales	December 31,
	2008	2007	2006
Sales revenues	$54,200,946	$28,717,251	$5,547,875
Cost of sales	45,169,613	23,221,360	4,462,387
Gross Profit	$9,031,333	$5,495,891	$1,085,488
Gross Margin	16.66%	19.14%	19.57%

Technical Support Revenues	December 31,
	2008	2007	2006
Services revenues	$612,918	$-	$5,503
Service cost	33,710	-	-
Gross Profit	$579,208	$-	$5,503
Gross Margin	94.50%	-	100.00%

Construction Revenues	December 31,
	2008	2007	2006
Construction revenues	$616,955	$-	$96,868
Construction costs	390,920	-	15,284
Gross Profit	$226,035	$-	$81,584
Gross Margin	36.64%	-	84.22%

	December 31,
	2008	2007	2006
Total revenues	$55,430,819	$28,717,251	$5,650,246
Total costs	45,594,243	23,221,360	4,477,671
Total Gross Profit	$9,836,576	$5,495,891	$1,172,575
Total Gross Margin	17.75%	19.14%	20.75%

ZHENGZHOU SHENYANG TECHNOLOGY COMPANY LIMITED
Notes to Financial Statements

NOTE 16- OPERATING RISK

Concentration of credit risk

The Company maintains cash balances at various financial institutions in PRC which do not provide insurance for amounts on deposit. The Company operates principally in PRC and grants credit to its customers. Although the PRC is economically stable, it is always possible that unanticipated events both domestically and in foreign countries could disrupt either the Company’s operations or those of its customers.

Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

NOTE 17 – SUBSEQUENT EVENTS

In October 2008, the owners of the Company entered an ownership transfer agreement with Everfair Technologies Limited (“Everfair”). Pursuant to the transfer agreement, Everfair agreed to pay the original owners RMB 12,000,000 for the ownership transfer. The transfer of ownership was completed in January 2009.

WORLD ORIENT UNIVERSAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

WORLD ORIENT UNIVERSAL LIMITED

INDEX

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-21

CONSOLIDATED BALANCE SHEETS	F-22

CONSOLIDATED STATEMENTS OF OPERATIONS	F-23

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME	F-24

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-26-F-35

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
World Orient Universal Limited

We have audited the accompanying consolidated balance sheets of World Orient Universal Limited as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the period November 26, 2007 (inception) to December 31, 2007 and for the year ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Orient Universal Limited at December 31, 2008 and 2007 and the results of its operations and its cash flows for the period November 26, 2007 (inception) to December 31, 2007 and for the year ended December 31, 2008 in conformity with accounting principles generally accepted in the in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
April 15, 2009

WORLD ORIENT UNIVERSAL LIMITED
Consolidated Balance Sheets
(In US Dollars)

	December 31,
	2008	2007

ASSETS
Current Assets
Cash and cash equivalents	$1,309	$-

Total Assets	$1,309	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable-trade	$5,231	$1,282
Total Current Liabilities	5,231	1,282
Due to related parties (Note 3)	8,077	923

Total Liabilities	13,308	2,205

Stockholders' Equity
Common Stock, $1.00 par value, 50,000 shares authorized; 50,000 shares
issued and outstanding at December 31, 2008 and 2007 (Note 1)	50,000	50,000
Shares subscription receivables	(50,000)	(50,000)
Accumulated other comprehensive income	(27)	-
Retained earnings (unrestricted)	(11,972)	(2,205)
Total stockholders' equity	(11,999)	(2,205)
Total Liabilities and Stockholders' Equity	$1,309	$-

The accompanying notes are an integral part of these financial statements.

WORLD ORIENT UNIVERSAL LIMITED
Consolidated Statements of Operations
(In US Dollars)

		For the period
		November 26,
	For the Year	2007 (inception)
	Ended	to
	December 31,	December 31,
	2008	2007

Revenue	$-	$-

Expenses
General and administrative	9,768	2,205
Loss from operations	(9,768)	(2,205)

Other income (expenses)
Interest income	1	-
Net Loss	$(9,767)	$(2,205)

The accompanying notes are an integral part of these financial statements.

WORLD ORIENT UNIVERSAL LIMITED
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
For the period November 26, 2007 (inception) to December 31, 2007 and the year ended December 31, 2008
(In US Dollars)

				Accumulated
			Shares	Other	Retained	Total
	Common Stock		Subscription	Comprehensive	Earnings	Stockholders'	Comprehensive
	Shares	Amount	Receivables	Income	(Unrestricted)	Equity	Income

Balance at November 26, 2007 (inception)	50,000	$50,000	$-	$-	$-	$50,000

Shares subscription receivables	-	-	(50,000)	-	-	(50,000)
Net loss for the year	-	-	-	-	(2,205)	(2,205)	$(2,205)
Foreign currency translation adjustment	-	-	-	-	-	-	-
Comprehensive income							$(2,205)

Balance at December 31, 2007	50,000	50,000	(50,000)	-	(2,205)	(2,205)

Net loss for the year	-	-	-	-	(9,767)	(9,767)	$(9,767)
Foreign currency translation adjustment	-	-	-	(27)	-	(27)	(27)
Comprehensive income							$(9,794)
Balance at December 31, 2008	50,000	$50,000	$(50,000)	$(27)	$(11,972)	$(11,999)

The accompanying notes are an integral part of these financial statements.

WORLD ORIENT UNIVERSAL LIMITED
Consolidated Statements of Cash Flows
(In US Dollars)

		For the period
		November 26,
	For the Year	2007 (inception)
	Ended	to
	December 31,	December 31,
	2008	2007
Cash Flows from Operating Activities
Net loss	$(9,767)	$(2,205)
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	3,949	1,282
Net cash used by operating activities	(5,818)	(923)

Cash Flows from Financing Activities
Due to related parties	7,154	923
Net cash provided by financing activities	7,154	923

Effect of exchange rate changes on cash	(27)	-

Increase(decrease) in cash	1,309	-
Cash, beginning of period	-	-

Cash, end of period	$1,309	$-

The accompanying notes are an integral part of these consolidated financial statements.

WORLD ORIENT UNIVERSAL LIMITED
Notes to Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

World Orient Limited (“World Orient”) was incorporated in British Virgin Islands (“BVI”) on August 12, 2008. As at December 31, 2008, World Orient had 50,000 capital shares authorized with $1.00 par value and 50,000 shares issued and outstanding. In November 2008, World Orient acquired 100% ownership of Global Asia Universal Limited (“Global Asia”).

Global Asia was incorporated in British Virgin Islands (BVI) on August 12, 2008.  As at December 31, 2008, Global Asia had 50,000 capital shares authorized with $1.00 par value and 50,000 shares issued and outstanding. In October 2008, Global Asia acquired 100% ownership of Everfair Technologies Limited (“Everfair”).

Everfair is a holding company incorporated  in November 26, 2007 in Hong Kong, PRC with the original sole shareholder Kuk Kok Sun. Everfair had 10,000 capital shares authorized with 1.00 HKD par value and 10,000 shares issued and outstanding. Pursuant to the transfer agreement, Global Asia agreed to paid Kuk Kok Sun 10,000 HKD for the ownership transfer.

In October 2008, Everfair entered an ownership transfer agreement with the original owners of ZST PRC. Pursuant to the transfer agreement, Everfair agreed to pay the original owners 12,000,000 RMB for the ownership transfer within three months of the approval of a new business license.  This transfer was completed in January, 2009.

ZST PRC was established on May 20, 1996 as a private domestic corporation in Zhengzhou, Henan Province, PRC with an authorized capital of Reminbi (the Chinese currency, “RMB”) 1.5 million. ZST PRC’s primary revenues were from sales of broadcasting equipment, hi-tech optical transmission devices, and telecommunication products. ZST PRC had one construction project in 2005 to provide design and install monitoring and telecommunication system. ZST PRC also provided testing and technician consulting services.

World Orient and its subsidiaries – Global Asia and Everfair shall be collectively referred throughout as the “Company."

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In the opinion of the management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2008 and 2007, and the results of operations and cash flows for the years ended December 31, 2008 and 2007.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in Hong Kong and British Virgin Islands (BVI), and all highly-liquid investments with original maturities of three months or less at the time of purchase.  Banks and other financial institutions in Hong Kong and British Virgin Islands (BVI) do not provide insurance for funds held on deposit.

WORLD ORIENT UNIVERSAL LIMITED
Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of World Orient and Global Asia is United States Dollars (“USD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of Everfair, which are prepared in Hong Kong Dollar (“HKD”), are translated into the Company’s reporting currency, United States Dollars (“USD”). Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2007	7.80214	7.70153
Year ended December 31, 2008	7.74960	7.78634

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Recently Adopted Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157 effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS 157 was not material to the Company's financial statements or results of operations.

WORLD ORIENT UNIVERSAL LIMITED
Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS 159”) which is effective for fiscal years beginning after November 15, 2007. SFAS 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company has not elected the fair value option for any assets or liabilities under SFAS 159.

Recent Accounting Pronouncements

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Non-controlling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our consolidated financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact of adopting SFAS 161 on its consolidated financial statements.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”) which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets (“FAS No. 142”). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

WORLD ORIENT UNIVERSAL LIMITED
Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share (“EPS”). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – DUE FROM (TO) RELATED PARTIES

Transactions with related individuals

For the year then ended December 31, 2007 and 2006, the Company had an outstanding payable to Mr. Zhong, the director, totaling $8,077 and $923, respectively. The amount due to Mr. Zhong was incurred for the Company’s regularly business activities expenses that were amounts owed to him for reimbursements. These amounts are non-secured, no interest bearing, and are considered to be short-term with no fixed repayment date.

NOTE 4 – SUBSEQUENT EVENTS

On December 11, 2008, the Company, entered into a share exchange agreement, as amended on January 9, 2009 (the “Exchange Agreement”), with ZST Digital Networks, Inc ("ZST") (formerly SRKP 18, Inc) and its shareholders, pursuant to which the shareholders would transfer all of the issued and outstanding shares of the Company to ZST in exchange for 1,985,000 shares of  ZST's common stock (the “Share Exchange”). On January 9, 2009, the Share Exchange closed and World Orient became a wholly-owned subsidiary of ZST, which immediately changed its name to “ZST Digital Networks, Inc.” A total of 1,985,000 shares were issued to the former shareholders of World Orient. Upon the closing of the Share Exchange, the Company assumed the operations and liabilities of World Orient and its subsidiaries, including ZST PRC.

On January 9, 2009, concurrently with the close of the Share Exchange, ZST conducted an initial closing of a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 1,097,500 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, the Company received gross proceeds in the amount of approximately $1,756,000; up to $5 million of Series A Convertible Preferred Stock is being offered in the Private Placement. In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest, to the placement agent (the “Note”).

In addition, on January 23, 2009, ZST conducted a second closing of the Private Placement. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 328,125 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, ZST received gross proceeds in the amount of approximately $525,000, of which $170,000 was used to repay the Note in full.

Subsequent to the Share Exchange, ZST granted certain individuals of ZST Management a thirty (30) day right to purchase up to 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”). In addition, each of the shareholders and warrantholders of SRKP 18 prior to the Share Exchange agreed to cancel an aggregate of 4,156,390 shares of  ZST's common stock and warrants to purchase an aggregate of 6,676,390 shares of the Company’s common stock held by the Stockholders.

WORLD ORIENT UNIVERSAL LIMITED
Notes to Consolidated Financial Statements

NOTE 4 – SUBSEQUENT EVENTS (continued)

In addition, on January 23, 2009, ZST conducted a second closing of the Private Placement. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 328,125 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, ZST received gross proceeds in the amount of approximately $525,000, of which $170,000 was used to repay the Note in full.

Subsequent to the Share Exchange, ZST granted certain individuals of ZST Management a thirty (30) day right to purchase up to 12,530,000 shares of our common stock at a per share purchase price of $0.2806 (the “Purchase Right”). In addition, each of the shareholders and warrantholders of SRKP 18 prior to the Share Exchange agreed to cancel an aggregate of 4,156,390 shares of  ZST's common stock and warrants to purchase an aggregate of 6,676,390 shares of the Company’s common stock held by the Stockholders.

On January 14, 2009, upon the full exercise of the Purchase Right by the ZST Management, certain ZST stockholders and warrantholders prior to the Share Exchange canceled an aggregate of 4,156,390 shares of common stock and warrants to purchase 6,676,390 shares of common stock.

After giving effect to the Share Exchange, Private Placement (assuming the sale of maximum number of shares of Series A Convertible Preferred Stock) and Purchase Right, ZST expects there will be approximately 17,455,000 shares of common stock issued and outstanding, 3,125,000 shares of its Series A Convertible Preferred Stock issued and outstanding, and warrants to purchase up to 420,000 shares of its common stock issued and outstanding.  The Exchange Agreement resulted in a change-in-control of the Company and the Company’s assumption of the operations and liabilities of World Orient and its subsidiaries, including ZST PRC.

Certificate of Designation

On January 5, 2009 ZST filed a Certificate of Designations, Preferences and Rights (the “Certificate”) whereby it designated 3,750,000 shares of its preferred stock, $0.0001 par value per share, as Series A Convertible Preferred Stock, (the “Preferred Stock”).  Each share of Preferred Stock has a stated value of $1.60.  Each share of Preferred Stock is convertible, at the option of the holder at any time and from time to time after the original issue date of the Preferred Stock, into one share of Common Stock, at a conversion price equal to the per share purchase price, subject to adjustment as more fully described in the Certificate.  Each share of Preferred Stock has the right to one vote per share of Common Stock issuable upon conversion of the shares of Preferred Stock.

On January 9, 2009 ZST signed a non-interest bearing promissory note for $170,000, which was amended January 23, 2009, with WestPark Capital, LLC  in connection with the share Exchange agreement. WestPark Capital Financial Services, LLC is wholly owned by the Company’s President.  The note is due on or before the earlier of 30 days from the date of issuance or upon receipt by ZST of at least $4 million in Equity Financing. The note was paid in full January 28, 2009.

On February 13, 2009, ZST conducted a third closing of the Private Placement. Pursuant to subscription agreements entered into with the investors, ZST sold an aggregate of 818,750 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, ZST received gross proceeds in the amount of $1,310,000.

On April 15, 2009, ZST conducted a fourth closing of the Private Placement. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 502,500 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, ZST received gross proceeds in the amount of $693,200 and subscription receivables of $110,800.

Pro Forma Financial Information

On December 11, 2008, World Orient entered into a share exchange agreement, as amended on January 9, 2009 (the “Exchange Agreement”), with ZST Digital Networks, Inc (“the Company”) (formerly SRKP 18, Inc) and its shareholders.  Pursuant to the Exchange Agreement, ZST agreed to issue an aggregate of 1,985,000 shares of its common stock to the shareholders of World Orient and/or designees in exchange for all of the issued and outstanding shares of World Orient (the “Share Exchange”).  The Share Exchange closed on January 9, 2009.

In the year 2009, the Company conducted 4 private placement transactions. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 2,746,875 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, the Company received gross proceeds in the amount of approximately $4.4 million. Each share of Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock determined by dividing the Stated Value of $1.60 of such share of Preferred Stock by the Conversion Price of $1.60.

In connection with the initial closing of the Private Placement, the Company issued a promissory note in the principal amount of $170,000, bearing no interest, to the placement agent (the “Note”). The principal shall be due and payable by the Company on or before the earlier of (a) thirty (30) days from the date of issuance of this Note or (b) upon the receipt by the Company of at least $4 million in the Private Placement. The note was paid in full January 28, 2009.

The unaudited pro forma balance sheets below at December 31, 2008 and statements of operations for the year ended December 31, 2008, assume that the Share Exchange, Private Placement, and Purchase Right exercised occurred at the beginning of the period presented. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions. The pro forma financial results are presented for informational purposes only and are not intended to be indicative of either future results of the Company’s operations or results that might have been achieved had the transactions actually occurred since the beginning of the reporting period.

12

ZST Digital Networks, Inc.
Unaudited Pro Forma Balance Sheet
(In US Dollars)

	December 31, 2008
	ZST Digital				Zhengzhou
	Networks, Inc.	World Asia	Global Asia		Shenyang
	(formerly	Universal	Universal	Everfair	Technologies	Pro Forma		Pro Forma
	SRKP 18, Inc.)	Limited	Limited	Technologies, Ltd	Company Limited	Adjustments		Consolidated

Assets
Current Assets
Cash and cash equivalents	$3,192	$-	$-	$1,309	$1,134,954	$7,260,918	(B)(C)	$8,400,373
Trade receivables, net	-	-	-	-	12,322,099	-		12,322,099
Contract receivable	-	-	-	-	-	-		-
Short-term demand loans receivable	-	-	-	-	6,307	-		6,307
Inventories, net	-	-	-	-	775,185	-		775,185
Advances	-	-	-	-	3,024,668	-		3,024,668
Prepaid expenses and other receivables	-	-	-	-	6,968	-		6,968
Deferred acquisition costs	97,500	-	-	-	-	-		97,500
Total Current Assets	100,692	-	-	1,309	17,270,181	7,260,918		24,633,100
Investment in subsidairies	-	50,000	1,282	-	-	(51,282)	(A)	-
Due from related parties	-	-	50,000	-	-	(50,000)	(A)	-
Due from affiliated company	-	-	-	-	-	-		-
Property and equipments, net	-	-	-	-	34,148	-		34,148
Total Assets	$100,692	$50,000	$51,282	$1,309	$17,304,329	$7,159,636		$24,667,248

Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$-	$2,650	$-	$2,581	$1,270,096	$		$1,275,327
Customer deposit	-	-	-	-	1,467	-		1,467
Billings in excess of costs on uncompleted projects	-	-	-	-	-	-		-
Accrued liabilities and other payable	-	-	-	-	501,176	-		501,176
Various taxes payable	-	-	-	-	188,539	-		188,539
Short-term demand loans payable	-	-	-	-	3,931,991	-		3,931,991
Employee security deposit payable	-	-	-	-	8,911	-		8,911
Wages payable	-	-	-	-	59,501	-		59,501
Dividend payable	-	-	-	-	-	-		-
Notes payable	-	-	-	-	-	-	(C)	-
Due to stockholders	157,500	-	-	-	-	-		157,500
Due to related parties	-	50,000	3,932	4,145	2,359,728	(50,000)	(A)	2,367,805
Total Current Liabilities	157,500	52,650	3,932	6,726	8,321,409	(50,000)		8,492,217

Series A convertible preferred stock, $0.0001 par value;
10,000,000 authorized; 2,746,875 shares issued and
outstanding; liquidation preference $4,395,000	-	-	-	-	-	4,395,000	(C)	4,395,000

Owners' Equity
Common stock, $0.0001 par value; 100,000,000 authorized;
17,455,000 shares issued and outstanding, respectively	710	50,000	50,000	1,286	-	(100,250)	(A)(B)	1,746
Invested capital	-	-	-	-	1,321,556	(1,321,556)	(B)	-
Additional paid-in capital	6,790	-	-	-	167,958	4,886,438	(B)	5,061,186
Accumulated other comprehensive income	-	-	-	(31)	590,839	4	(A)	590,812
Shares subscription receivables	-	(50,000)		-	-	(50,000)	(B)	(100,000)
Statutory reserve fund	-	-	-	-	1,491,963	-		1,491,963
Retained earnings	(64,308)	(2,650)	(2,650)	(6,672)	5,410,604	(600,000)	(B)	4,734,324
Due from related parties	-	-	-	-	-	-		-
Total Shareholders' Equity	(56,808)	(2,650)	47,350	(5,417)	8,982,920	2,814,636		11,780,031
Total Liabilities & Shareholders' Equity	$100,692	$50,000	$51,282	$1,309	$17,304,329	$7,159,636		$24,667,248

(A)	Intercompany elimination entries
(B)	Reverse merger adjustments, exercised purchase rights, estimated merger costs
(C)	Private placement (sale of Series A preferred stock, notes payable) **See the accompanying note.

ZST Digital Networks, Inc.
Unaudited Pro Forma Statement of Operations
(In US Dollars)

	For the Year Ended December 31, 2008
	ZST Digital				Zhengzhou
	Networks, Inc.	World Asia	Global Asia		Shenyang
	(formerly	Universal	Universal	Everfair	Technologies	Pro Forma		Pro Forma
	SRKP 18, Inc.)	Limited	Limited	Technologies, Ltd	Company Limited	Adjustments		Consolidated

Revenue
Sales	$-	$-	$-	$-	$55,430,819	$-		$55,430,819
Cost of goods sold	-	-	-	-	(45,594,243)	-		(45,594,243)
Gross Profit	-	-	-	-	9,836,576	-		9,836,576

Operating Costs and Exp
Selling Expenses Selling expenses	-	-	-	-	146,459	-		146,459
Depreciation	-	-	-	-	20,884	-		20,884
Other general and administrative	25,084	2,650	2,650	4,468	1,005,975	-		1,040,827
Merger costs	-	-	-	-	-	600,000	(B)	600,000
Total General and administravive	25,084	2,650	2,650	4,468	1,173,318	600,000		1,808,170

Income from Operations	(25,084)	(2,650)	(2,650)	(4,468)	8,663,258	(600,000)		8,028,406

Other Income (Expenses)
Gain (loss) on disposal of assets	-	-	-	-	(11,295)	-		(11,295)
Interest income	-	-	-	1	9,753	-		9,754
Interest expense	-	-	-	-	(338,742)	-		(338,742)
Imputed interest	-	-	-	-	(71,069)	-		(71,069)
Sundry income (expense), net	-	-	-	-	(10,869)	-		(10,869)
Total other income (expenses)	-	-	-	1	(422,222)	-		(422,221)

Income before Income Taxes	(25,084)	(2,650)	(2,650)	(4,467)	8,241,036	(600,000)		7,606,185

Income taxes (Note 13)					(2,131,565)	-		(1,778,496)

Net Income	$(25,084)	$(2,650)	$(2,650)	$(4,467)	$6,109,471	$(600,000)		$5,827,689

(A)	Intercompany elimination entries
(B)	Reverse merger adjustments, exercised purchase rights, estimated merger costs
(C)	Private placement (sale of Series A preferred stock, notes payable) **See the accompanying note.

ZST Digital Networks, Inc.
Notes to Pro Forma Financial Statements

Series A Convertible Preferred Stock

In year, 2009, the Company conducted 4 private placement transactions. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 2,746,875 shares of Series A Convertible Preferred Stock at $1.60 per share. As a result, the Company received gross proceeds in the amount of approximately $4.4 million. Each share of Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock determined by dividing the Stated Value of $1.60 of such share of Preferred Stock by the Conversion Price of $1.60.

In accordance with Emerging Issues Task Force (‘‘EITF’’) 98-5 and EITF 00-27, the Series A convertible preferred stock does not have an embedded beneficial conversion feature (BCF) because the effective conversion price of such shares equals the fair value of the Company’s common stock. The Company determined that the fair value of the common stock at $1.60 per share based on the fact that (1) the common stock is not readily tradable in an open market at the time of issuance, and (2) the Company has recently sold the convertible preferred stock that is convertible into common stock at 1:1 ratio for $1.60 per share in a private placement, therefore the market price of the common stock is $1.60.

Value Allocated to Preferred Stocks:
Proceeds from issuance	$4,395,000
Less value allocated to warrants	-
Value allocated to preferred stocks	$4,395,000

Market Value of Shares Issuable Upon Conversion:
Shares issuable upon conversion of the preferred stocks	2,746,875
Market value of stock on preferred stock issuance date	$1.60
Market value of shares issuable upon conversion	$4,395,000

Beneficial Conversion Feature:
Market value of shares issuable upon conversion	$4,395,000
Less value allocated to preferred stocks	4,395,000
Value of beneficial conversion feature	$-

The Company evaluated whether or not the convertible preferred stock contained any embedded conversion features that meet the definition of derivatives under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and related interpretations.

Paragraph 12 of SFAS 133 states that an embedded derivative instrument shall be separated from the host contract and accounted for as a derivative instrument pursuant to the statement if and only if all the following criteria are met:

a.
The economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristic and the risks to the host contact. (Additional guidance on applying this criterion to various contracts containing embedded derivative instrument s is included in Appendix A of this statement.)

b.
The contract that embodies both the embedded derivative instrument and the host contract are not measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur.

c.
A separate instrument with the same terms as the embedded derivative instrument would, pursuant to paragraph 6-11, be a derivative instrument subject to the requirements of this statement. However, this criterion is not met if the separate instrument with the same terms as the embedded derivative instrument would be classified as a liability (or an asset in some circumstance) under the provisions of Statement 150 but would be classified in stockholders’ equity absent the provisions in Statement 150.

The Series A Preferred Stock has a fixed conversion provision of 1 preferred share for 1 common share and is convertible at the option of the holder and automatically based upon certain events happening.

Based upon the above requirement of paragraph 12 of SFAS 133, it is clear that any potential embedded derivatives in the Series A Preferred Stock are clearly and closely related and do not require bifurcation from the host.

The Company evaluated whether or not the convertible preferred stock should be classified as a liability or equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Topic D-98 “Classification and Measurement of Redeemable Securities”. The Company concluded that under EITF Topic D-98, preferred securities that are redeemable for cash or other assets are to be classified outside of permanent equity if they are redeemable (i) at a fixed or determinable price on a fixed or determinable date, (ii) at the option of the holder, or (iii) upon the occurrence of an event that is not solely within the control of the issuer. Accordingly, the Company classified the Series A Preferred Stock outside of permanent equity based on the rights of the Series A Preferred Stock in a deemed liquidation.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1
Equity Purchase Agreement dated October 10, 2008 by and among Zhong Bo, Wu Dexiu, Huang Jiankang, Sun Hui, Li Yuting and Everfair Technologies, Ltd. (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

2.2
Share Exchange Agreement dated December 11, 2008 by and among the Registrant, World Orient Universal Limited and all of the stockholders of World Orient Universal Limited (incorporated by reference from Exhibit 2.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

2.3
Amendment No. 1 to Share Exchange Agreement dated January 9, 2009 by and among the Registrant, World Orient Universal Limited and all of the stockholders of World Orient Universal Limited (incorporated by reference from Exhibit 2.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on January 5, 2009 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on January 9, 2009 (incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.1	Form of Subscription Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.2
Registration Rights Agreement dated January 9, 2009 by and between the Registrant and the Stockholders (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.3
Share and Warrant Cancellation Agreement dated January 9, 2009 by and between the Registrant and the Stockholders (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.4
Promissory Note dated January 9, 2009 by and between SRKP 18, Inc. and WestPark Capital, Inc (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.5
Form of 2008 Employment Agreement entered into with executive officers indicated in Schedule A attached to the Form of Agreement (translated to English) (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.6
Patent License Agreement dated January 9, 2009 by and between Zhengzhou Shenyang Technology Company Limited and Zhong Bo (translated to English) (incorporated by reference from Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.7
House Lease Agreement dated August 29, 2007 by and between Zhengzhou Green City Advertisement Co., Ltd. and Zhengzhou Shenyang Technology Company Limited (translated to English) (incorporated by reference from Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.8
Accounts Receivable Financing Agreement dated January 4, 2008, as amended, by and between Zhengzhou Shenyang Technology Company Limited and Raiffeisen Zentralbank Oesterreich AG Beijing Branch (translated to English) (incorporated by reference from Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.9
Receivable Pledge Agreement dated January 4, 2008 by and between Zhengzhou Shenyang Technology Company Limited and Austria Central Cooperation Bank Beijing Branch (translated to English) (incorporated by reference from Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.10
Form of Common Stock Purchase Agreement dated January 14, 2009 (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Dated: May 15, 2009		/s/ Zhong Bo
	By:	Zhong Bo
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Equity Purchase Agreement dated October 10, 2008 by and among Zhong Bo, Wu Dexiu, Huang Jiankang, Sun Hui, Li Yuting and Everfair Technologies, Ltd. (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

2.2
Share Exchange Agreement dated December 11, 2008 by and among the Registrant, World Orient Universal Limited and all of the stockholders of World Orient Universal Limited (incorporated by reference from Exhibit 2.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

2.3
Amendment No. 1 to Share Exchange Agreement dated January 9, 2009 by and among the Registrant, World Orient Universal Limited and all of the stockholders of World Orient Universal Limited (incorporated by reference from Exhibit 2.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on January 5, 2009 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on January 9, 2009 (incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.1	Form of Subscription Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.2
Registration Rights Agreement dated January 9, 2009 by and between the Registrant and the Stockholders (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.3
Share and Warrant Cancellation Agreement dated January 9, 2009 by and between the Registrant and the Stockholders (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.4
Promissory Note dated January 9, 2009 by and between SRKP 18, Inc. and WestPark Capital, Inc (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.5
Form of 2008 Employment Agreement entered into with executive officers indicated in Schedule A attached to the Form of Agreement (translated to English) (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.6
Patent License Agreement dated January 9, 2009 by and between Zhengzhou Shenyang Technology Company Limited and Zhong Bo (translated to English) (incorporated by reference from Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.7
House Lease Agreement dated August 29, 2007 by and between Zhengzhou Green City Advertisement Co., Ltd. and Zhengzhou Shenyang Technology Company Limited (translated to English) (incorporated by reference from Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.8
Accounts Receivable Financing Agreement dated January 4, 2008, as amended, by and between Zhengzhou Shenyang Technology Company Limited and Raiffeisen Zentralbank Oesterreich AG Beijing Branch (translated to English) (incorporated by reference from Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.9
Receivable Pledge Agreement dated January 4, 2008 by and between Zhengzhou Shenyang Technology Company Limited and Austria Central Cooperation Bank Beijing Branch (translated to English) (incorporated by reference from Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).

10.10
Form of Common Stock Purchase Agreement dated January 14, 2009 (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2009).